                                                                     EXHIBIT 3.1


                          CERTIFICATE OF DETERMINATION

                                       OF

                          HUDSON RESPIRATORY CARE INC.


     Richard W. Johansen and Jay R. Ogram hereby certify as follows:

     1. They are the President and Chief Financial Officer, respectively, of Hudson Respiratory Care Inc., a California corporation (the "Company").

     2. The number of shares of 11 1/2% Senior Redeemable PIK Preferred Stock Due 2010, $.01 par value, of the Company is 600,000 shares, none of which has been issued.

     3. The number of shares of 11 1/2% Series B Senior Redeemable PIK Preferred Stock Due 2010, $.01 par value, of the Company is 600,000 shares, none of which has been issued.

     4. The Board of Directors of the Company has duly adopted the following resolution:

     "WHEREAS, the Articles of Incorporation of the Company authorize the Board of Directors to determine the designations and powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation, the dividend rate, conversion rights, redemption price and liquidation preference, of any series of Preferred Stock, and to fix the number of shares constituting any such series, and to increase or decrease the number of shares of any such series.

     NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby establish two series of Preferred Stock as follows:

          (a) The designation of such series of Preferred Stock are (i) the 11 1/2% Senior Redeemable PIK Preferred Stock Due 2010, $.01 par value, of the Company (the "Initial Company Preferred Stock"), and the number of shares of such Initial Company Preferred Stock is 600,000, and (ii) the 11 1/2% Series B Senior Redeemable PIK Preferred Stock Due 2010, $.01 par value, of the Company (the "Series B Stock"), and the number of shares of such Series B Stock is 600,000. The Initial Company Preferred Stock and the Series B Stock are referred to as the "Company Preferred Stock." The liquidation preference of the Company Preferred Stock shall be $100 per share (the "Liquidation Preference").

          The designations and powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation, the dividend rate, conversion rights, redemption price and liquidation preference, granted to and imposed upon the Company Preferred Stock and the holders thereof (the "Holders") shall be as set forth below.

          (b)  Ranking.  The Initial Company Preferred Stock and the Series B
               --------
Stock will each rank on a parity with the other in all respects. The Company Preferred Stock will, with respect to dividend rights and rights on liquidation, winding up and dissolution, rank (i) senior to all classes of common stock of the Company and to each other class of Capital Stock and to each other series of Preferred Stock established hereafter by the Board of Directors the terms of which do not expressly provide that it ranks senior to, or on a parity with, the Company Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Company (collectively referred to, together with common stock of the Company, as "Junior Stock") and (ii) on a parity with each other class of Capital Stock or series of Preferred Stock established hereafter by the Board of Directors, the terms of which expressly provide that such series will rank on a parity with the Company Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution (collectively referred to as "Parity Stock").

          The Company Preferred Stock and the Company's 11 1/2% Senior PIK Preferred Stock due 2010, $.01 par value (the "Senior PIK Preferred Stock"), will each rank on a parity with the other in all respects.

          (c)  Dividends.  (i) Holders of the outstanding shares of Company
               ----------
Preferred Stock will be entitled to receive, when, as and if declared by the Board of Directors of the Company, out of funds legally available therefor, cumulative preferential dividends on each share of the Company Preferred Stock at a rate per annum equal to 11 1/2% of the Liquidation Preference of such share, payable semi-annually in arrears (each such semi-annual period being herein called a "Dividend Period") in the manner set forth below. In addition to the dividends described in the preceding sentence, holders of outstanding shares of Company Preferred Stock will be entitled to additional dividends (the "Additional Dividends"), when, as and if declared by the Board of Directors of the Company, out of funds legally available therefor, with respect to the shares of Company Preferred Stock, which Additional Dividends shall accrue as follows if any of the following events occur (each such event in clauses (A), (B), (C), and (D) below being herein called a "Registration Default"): (A) if on or prior to

June 6, 1998, neither the Exchange Offer Registration Statement nor the Shelf Registration Statement has been filed with the Securities and Exchange Commission (the "SEC"); (B) if on or prior to September 5, 1998, neither the Exchange Offer Registration Statement nor the Shelf Registration Statement has been declared effective by the SEC; (C) if on or prior to October 5, 1998, neither the Registered Exchange Offer has been consummated nor the Shelf Registration Statement has been declared effective; or (D) after either the Exchange Offer Registration Statement or the Shelf Registration Statement has been declared effective, such Registration Statement thereafter ceases to be effective or usable (in each case except as permitted below) in connection with resales of the Company Preferred Stock in accordance with and during the periods specified herein.

          Additional Dividends shall accrue on the shares of Company Preferred Stock from and including the date on which any such Registration Default shall occur, to but excluding the date on which all such Registration Defaults have been cured. Such Additional Dividends will accrue at a rate of 0.25% per annum during the 90-day period immediately following the occurrence of such Registration Default and shall increase by 0.25% per annum at the end of each subsequent 90-day period, but in no event shall the amount of such Additional Dividends exceed 1.00% per annum.

          A Registration Default referred to in clause (C) of this paragraph
(c)(i) shall be deemed not to have occurred and be continuing in relation to a Registration Statement or the related prospectus if (i) such Registration Default has occurred solely as a result of (x) the filing of a post-effective amendment to the Registration Statement to incorporate annual audited financial information with respect to the Company where such post-effective amendment is not yet effective and needs to be declared effective to permit Holders to use the related prospectus or (y) other material events with respect to the Company that would need to be described in the Registration Statement or the related prospectus and (ii) in the case of clause (y), the Company proceeds promptly and in good faith to amend or supplement the Registration Statement and related prospectus to describe such events unless the Company has determined in good faith that there are material legal or commercial impediments in doing so; provided, however, that in any case if such Registration Default occurs for a
--------  -------
continuous period in excess of 45 days, Additional Dividends shall be payable in accordance with the immediately preceding paragraphs of this paragraph (c)(i) from the day such Registration Default initially occurs to but excluding the date on which such Registration Default is cured and provided, further, that not
                                                     --------  -------
more than one Registration Default shall be deemed to have occurred pursuant to clause (y) of this paragraph during any 365-day period.

          Additional Dividends will not accrue with respect to a Registration Default referred to in clause (D) of this paragraph (c)(i) occurring solely as a result of the determination by the SEC that an Exchange Offer Registration Statement filed prior to the issuance of the Initial Company Preferred Stock may not register Company Preferred Stock if (x) the Company, within 30 days of the issuance of the Initial Company Preferred Stock, files an additional Exchange Offer Registration Statement (the "Supplemental Exchange Offer Registration Statement") with the SEC, (y) on or prior to the 90th day following the issuance of the Initial Company Preferred Stock the Supplemental Exchange Offer Registration Statement or an additional Shelf Registration Statement (the "Supplemental Shelf Registration Statement") has been declared effective by the SEC and (z) on or prior to the 120th day following the issuance of the Initial Company Preferred Stock the Registered Exchange Offer has been consummated or the Supplemental Shelf Registration Statement has been declared effective.

          Any amounts of Additional Dividends due pursuant to clauses (A), (B),
(C) or (D) of this paragraph (c)(i) or pursuant to the proviso contained in the preceding sentence will be payable on the regular dividend payment dates with respect to the Company Preferred Stock and on the same terms and conditions and subject to the same limitations as pertain at such time for the payment of regular dividends. The amount of Additional Dividends will be determined by multiplying the applicable Additional Dividends rate by the aggregate Liquidation Preference of the outstanding shares of Company Preferred Stock, multiplied by a fraction, the numerator of which is the number of days such Additional Dividend rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months), and the denominator of which is 360.

          All dividends on the Company Preferred Stock, including Additional Dividends, to the extent accrued, shall be cumulative, whether or not the Company has earnings or profits, whether or not there are funds legally available for the payments of such dividends and whether or not dividends are declared, on a daily basis from the Issue Date or, in the case of additional shares of Company Preferred Stock issued in payment of a dividend, from the date of issuance of such additional shares of Company Preferred Stock, and shall be payable semi-annually in arrears on each April 15 and October 15 (each, a "Dividend Payment Date"), commencing on October 15, 1998, to holders of record on the April 1 and October 1 immediately preceding the relevant Dividend Payment Date. Any dividend on the Company Preferred Stock payable pursuant to this paragraph (c)(i) on or prior to April 15, 2003 shall be, at the option of the Company, payable (1) in cash or (2) through the issuance of a number of additional shares (including fractional shares) of Company Preferred Stock (the "Additional Shares") equal to the dividend amount divided by the Liquidation Preference of such Additional Shares. With respect to dividends payable after April 15, 2003, all dividends shall be payable solely in cash.

          (ii) All dividends paid with respect to shares of the Company Preferred Stock pursuant to this paragraph (c) shall be paid pro rata to the Holders entitled thereto.

          (iii) No dividend whatsoever may be declared or paid upon, or any sum set apart for the payment of dividends upon, any outstanding share of the Company Preferred Stock with respect to any Dividend Period unless all dividends for all preceding Dividend Periods have been declared and paid or declared and, if payable in cash, a sufficient sum in cash set apart for the payment of such dividend, upon all outstanding shares of Company Preferred Stock.

          (iv) No full dividends may be declared or paid or funds set apart for the payment of dividends by the Company on any Parity Stock for any period unless full cumulative dividends in respect of each Dividend Period ending on or before such period shall have been or contemporaneously are declared and paid in full or declared and, if payable in cash, a sufficient sum in cash set apart for such payment on the Company Preferred Stock. If full dividends are not so paid, the Company Preferred Stock will share dividends pro rata with the Parity Stock.

          (v) The Company will not (A) declare, pay or set apart funds for the payment of any dividend or other distribution with respect to any Junior Stock or (B) repurchase, redeem or otherwise retire any Junior Stock or Parity Stock, nor may funds be set apart for payment with respect thereto, unless all accrued and unpaid dividends with respect to the Company Preferred Stock at the time such dividends are payable have been paid or funds have been set apart for payment of such dividends, if payable in cash. As used herein, the term "dividend" does not include dividends payable solely in shares of Junior Stock on Junior Stock.

          (vi) Dividends on account of arrears for any past Dividend Period and dividends in connection with any optional redemption or any mandatory repurchase may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date, not more than 45 days prior to the payment thereof, as may be fixed by the Board of Directors of the Company.

          (vii) Dividends payable on the Company Preferred Stock for any period other than a Dividend Period shall be computed on the basis of a 360-day year comprised of twelve 30-day months and the actual number of days elapsed in the period for which payable and will be deemed to accrue on a daily basis. Dividends payable on the Company Preferred Stock for a full Dividend Period will be computed by dividing the per annum dividend rate by two.

          (d)  Liquidation Preference.  (i)  Upon any voluntary or involuntary
               -----------------------
liquidation, dissolution or winding-up of the Company, each Holder of the Company Preferred Stock will be entitled to be paid, out of the assets of the Company available for distribution to its stockholders, an amount equal to the Liquidation Preference per share of Company Preferred Stock held by such Holder, plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends (whether or not declared and including Additional Dividends, if any) thereon to the date fixed for liquidation, dissolution or winding-up (including, without duplication, an amount equal to a prorated dividend for the period from the last Dividend Payment Date to the date fixed for liquidation, dissolution or winding up that would have been payable had the Company Preferred Stock been the subject of an Optional Redemption on such date) before any distribution is made on any Junior Stock, including, without limitation, common stock of the Company. If, upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, the amounts payable with respect to the holders of the Company Preferred Stock and all Parity Stock are not paid in full, the holders of the Company Preferred Stock and the Parity Stock will share equally and ratably (in proportion to the full liquidation preference and accumulated and unpaid dividends that would be payable on such shares of the Company Preferred Stock and the Parity Stock, respectively, if all amounts payable thereon had been paid in full) in any distribution of assets of the Company to which each is entitled. After payment of the full amount of the Liquidation Preference of the outstanding shares of Company Preferred Stock (plus all accumulated and unpaid dividends), the holders of shares of Company Preferred Stock will not be entitled to any further participation in any distribution of assets of the Company.

          (ii) For the purposes of this paragraph (d), neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company nor the consolidation or merger of the Company with or into one or more other entities shall be deemed to be a liquidation, dissolution or winding-up of the Company.

          (e)  Redemption.  (i)  Optional Redemption. (A)  Except as set forth
               -----------       --------------------
in clause (B) below, the Company Preferred Stock shall not be redeemable at the option of the Company prior to April 15, 2003. On or after April 15, 2003, each share of the Company Preferred Stock may be redeemed at any time or from time to time, in whole or in part, at the option of the Company, at the redemption prices (expressed as a percentage of the Liquidation Preference of such share) set forth below, plus, without duplication, an amount in cash equal to all accrued and unpaid dividends to the date fixed for redemption (an "Optional Redemption Date") (including, without duplication, an amount in cash equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Optional Redemption Date) (the "Optional Redemption Price"), if redeemed during the 12-month period beginning April 15 of each of the years set forth below:


          YEAR IN WHICH
          REDEMPTION OCCURS                              PERCENTAGE
          -----------------                              ----------
          2003  . . . . . . . . . . . . . . . . . . . .  105.750%
          2004  . . . . . . . . . . . . . . . . . . . .  104.600
          2005  . . . . . . . . . . . . . . . . . . . .  103.450
          2006  . . . . . . . . . . . . . . . . . . . .  102.300
          2007  . . . . . . . . . . . . . . . . . . . .  101.150
          2008 and thereafter . . . . . . . . . . . . .  100.000

          (B) At any time prior to April 15, 2001, the Company may redeem at its option (i) up to 50% or (ii) all but not less than all of the outstanding shares of Company Preferred Stock with the net proceeds of any Public Equity Offering by the Company at a redemption price (expressed as a percentage of the Liquidation Preference per share thereof) of 111.5% plus accumulated and unpaid dividends (including, without duplication, an amount in cash equal to a prorated dividend for any partial dividend period). Any such redemption shall be made upon consummation of such Public Equity Offering upon not less than 30 nor more than 60 days' notice.

          (C) In the event of a redemption of only a portion of the then outstanding shares of Company Preferred Stock, the Company shall effect such redemption on a pro rata basis, except that the Company may redeem all of the shares held by Holders of fewer than 100 shares (or all of the shares held by Holders who would hold less than 100 shares as a result of such redemption), as may be determined by the Company.

          (ii)  Mandatory Redemption.  Each share of the Company Preferred Stock
                ---------------------
(if not earlier redeemed) shall be subject to mandatory redemption in whole (to the extent of lawfully available funds therefor) on April 15, 2010 (the "Mandatory Redemption Date") at a price equal to 100% of the Liquidation Preference of such share, plus an amount equal to all accrued and unpaid dividends thereon (including, without duplication, an amount equal to a prorated dividend thereon from the immediately preceding Dividend Payment Date to the Mandatory Redemption Date), if any, to the Mandatory Redemption Date (the "Mandatory Redemption Price").

          (iii)  Procedure for Redemption.  (A)  On and after an Optional
                 -------------------------
Redemption Date or the Mandatory Redemption Date, as the case may be (the "Redemption Date"), unless the Company defaults in the payment of the applicable redemption price, dividends will cease to accumulate on shares of Company Preferred Stock called for redemption and all rights of Holders of such shares will terminate except for the right to receive the Optional Redemption Price or the Mandatory Redemption Price, as the case may be, without interest; provided,
                                                                      --------
however, that if a notice of redemption shall have been given as provided in
-------
subparagraph (iii)(B) and the funds necessary for redemption (including an amount in respect of all dividends that will accrue to the Redemption Date) shall have been segregated and irrevocably set apart by the Company, in trust for the benefit of the Holders of the shares called for redemption, then dividends shall cease to accumulate on the Redemption Date on the shares to be redeemed and, at the close of business on the day on which such funds are segregated and set apart, the Holders of the shares to be redeemed shall, with respect to the shares to be redeemed, cease to be shareholders of the Company and shall be entitled only to receive the Optional Redemption Price or the Mandatory Redemption Price, as the case may be, for such shares without interest from the Redemption Date.

          (B)  With respect to a redemption pursuant to paragraph (e)(i) or
(e)(ii), the Company will send a written notice of redemption by first class mail to each holder of record of shares of Company Preferred Stock at its registered address, not fewer than 30 days nor more than 60 days prior to the Redemption Date (the "Redemption Notice") and notice, if mailed in the manner herein provided, shall conclusively be presumed to have been given, whether or not the Holder receives such notice; provided, however, that no failure to give
                                     --------  -------
such notice nor any deficiency therein shall affect the validity of the procedure for the redemption of any shares of Company Preferred Stock to be redeemed except as to the Holder or Holders to whom the Company has failed to give said notice or except as to the Holder or Holders whose notice was defective. The Redemption Notice shall state:

          (1) whether the redemption is pursuant to paragraph (e)(i) or (e)(ii) hereof;

          (2) the Optional Redemption Price or the Mandatory Redemption Price, as the case may be;

          (3) whether all or less than all the outstanding shares of Company Preferred Stock are to be redeemed and the total number of shares of Company Preferred Stock being redeemed;

          (4) the Redemption Date;

          (5) that the Holder is to surrender to the Company, in the manner, at the place or places and at the price designated, his certificate or certificates representing the shares of Company Preferred Stock to be redeemed; and

          (6) that dividends on the shares of the Company Preferred Stock to be redeemed shall cease to accumulate on such Redemption Date unless the Company defaults in the payment of the Optional Redemption Price or the Mandatory Redemption Price, as the case may be to the Holders of the Company Preferred Stock who have duly surrendered their certificates for redemption in accordance with clause (C) below on or before the Redemption Date.

          (C) Each Holder of Company Preferred Stock shall surrender the certificate or certificates representing such shares of Company Preferred Stock to the Company, duly endorsed (or otherwise in proper form for transfer, as determined by the Company), in the manner and at the place designated in the Redemption Notice, and on the Redemption Date the full Optional Redemption Price or Mandatory Redemption Price, as the case may be, for such shares shall be payable in cash to the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired. In the event that less than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

          (f)  Voting Rights.  (i)  The Holders of Company Preferred Stock,
               --------------
except as otherwise required under California law or as set forth in paragraphs
(ii) and (iii) below, shall not be entitled to vote on any matter required or permitted to be voted upon by the shareholders of the Company.

          (ii) (A) If (1) dividends on the Company Preferred Stock are in arrears and unpaid and, in the case of dividends payable after April 15, 2003, are not paid in cash for six or more Dividend Periods (whether or not consecutive) (a "Dividend Default"); (2) the Company fails for any reason to redeem the Company Preferred Stock on April 15, 2010, or fails to otherwise discharge any redemption obligation with respect to the Company Preferred Stock;
(3) the Company fails to make an offer to redeem all of the outstanding shares of the Company Preferred Stock following a Change of Control (whether or not the Company is permitted to do so by the terms of the Indenture, the New Credit Facility or any other obligation of the Company); (4) a breach or violation of any of the provisions set forth under paragraph (l) (Certain Additional Provisions) occurs and, the breach or violation continues for a period of 30 days or more after the Company receives notice thereof specifying the default from the Holders of at least 25% of the shares of the Company Preferred Stock then outstanding; or (5) the Company fails to pay at final maturity (giving effect to any applicable grace period) the principal amount of any Debt of the Company or any Subsidiary of the Company or the stated maturity of any such Debt of the Company or any Subsidiary of the Company is accelerated because of a default and the total amount of such Debt unpaid or accelerated exceeds $7.5 million, then, subject to paragraph (f)(ii)(E), the Holders of the then outstanding shares of Company Preferred Stock (together with the holders of any other series of Preferred Stock upon which like rights have been conferred and are exercisable), voting together as a class, shall have the right and power to elect two directors to the Board of Directors of the Company and the common stock of the Company ("Common Stock") shall have the right to elect the remaining directors. Each such event described in clauses (1), (2),
(3), (4) or (5) above is a "Voting Rights Triggering Event".

          (B) The voting rights set forth in paragraph (f)(ii)(A) above will continue until such time as (x) in the case of a Dividend Default, all dividends in arrears on the Company Preferred Stock are paid in full in cash and (y) in all other cases, any failure, breach or default giving rise to such Voting Rights Triggering Event is remedied or waived by the Holders of at least a majority of the shares of Company Preferred Stock then outstanding, at which time the exclusive right to elect directors shall revert to the Common Stock, subject to renewal of the voting right of the Company Preferred Stock under paragraph (f)(ii)(A) from time to time. At any time after the right to elect two directors is vested in the Company Preferred Stock, and at any time after the exclusive right to elect directors shall revert to the Common Stock, the holders of 25% or more of the outstanding shares of Company Preferred Stock (or the holders of 25% of the shares of any other series of Preferred Stock then outstanding upon which like rights have been conferred and are exercisable) or 25% or more of the outstanding Common Stock, as the case may be, have a right to call a special meeting of shareholders for the purpose of electing all of the members of the Board of Directors, such right to be exercisable by delivering a request in writing for the calling of the special meeting to the president or secretary, or to the chairman of the board or a vice-president if there be such; provided, however,
--------  -------
that no such special meeting shall be called if the next annual meeting of shareholders of the Company is to be held within 60 days after the voting power to elect directors shall have become vested, in which case such meeting shall be deemed to have been called for such next annual meeting. The officer receiving the request shall forthwith cause notice to be given to the shareholders entitled to vote that a meeting will be held at a time requested by the person or persons calling the meeting, not less than 35 nor more than 60 days after the receipt of the request. If the notice is not given within 20 days after receipt of the request, the shareholders calling the meeting shall have the rights accorded to them pursuant to subdivision (c) of Section 601 of the California Corporations Code. In lieu of electing directors at a meeting of the shareholders in accordance with the foregoing, the holders of Common Stock and Company Preferred Stock (together with the holders of any other series of Preferred Stock upon which like rights have been conferred and are exercisable, if any), voting as separate classes, may, pursuant to Section 603 of the Corporations Code of the State of California elect such directors by unanimous written consent. Upon the election of directors by the Company Preferred Stock (together with the holders of any other series of Preferred Stock upon which like rights have been conferred and are exercisable, if any) at a meeting of shareholders (or by written consent), the terms of all persons who were directors immediately prior thereto shall terminate and the directors elected by the Company Preferred Stock (together with the holders of any other series of Preferred Stock upon which like rights have been conferred and are exercisable, if any) together with those elected at such meeting (or by written consent) by the Common Stock shall constitute the directors of the Company until the next annual meeting, unless the terms of such directors shall terminate earlier in accordance with the immediately following sentence. Upon the election of directors by the Common Stock at a meeting of shareholders (or by written consent) after the exclusive right to elect directors has reverted to the Common Stock, the terms of all persons who were directors immediately prior thereto shall terminate and the directors elected by the Common Stock at such meeting (or by written consent) shall constitute the directors of the Company until the next annual meeting, unless earlier removed in accordance with this paragraph
(f)(ii)(B).

          (C) At any meeting held for the purposes of electing directors at which the Holders of Company Preferred Stock (together with the holders of any other series of Preferred Stock upon which like rights have been conferred and are exercisable) shall have the right, voting together as a single class, to elect directors as aforesaid, the presence in person or by proxy of the holders of at least a majority in voting power of the outstanding shares of

Company Preferred Stock (and such Preferred Stock) shall be required to constitute a quorum thereof.

          (D) Any vacancy occurring in the office of a director elected by the Holders of Company Preferred Stock (and such Preferred Stock) may be filled by the remaining director elected by the Holders of Company Preferred Stock (and such Preferred Stock) unless and until such vacancy shall be filled by the Holders of Company Preferred Stock (and such Preferred Stock) at a meeting of shareholders held in accordance with paragraph (f)(ii)(B). In lieu of electing a director at a meeting of the shareholders in accordance with the foregoing, a majority of the outstanding shares of Company Preferred Stock (together with the holders of any other series of Preferred Stock upon which like rights have been conferred and are exercisable, if any), voting together as a single class, may, pursuant to Sections 305(b) and 603 of the Corporations Code of the State of California, elect such director by written consent.

          (E) In the event that an event occurs at any time which results in the holders of any Parity Stock having voting rights to elect directors to the Board of Directors, Holders of Company Preferred Stock shall, whether or not such event otherwise constitutes a Voting Rights Triggering Event pursuant to paragraph (f)(ii)(A), have the voting rights set forth in paragraphs (f)(ii)(A) and (f)(ii)(B), and such event shall be deemed (for purposes of this paragraph
(f) only) to constitute a Voting Rights Triggering Event. In addition, in the event that during a time in which directors elected by the Holders of Company Preferred Stock pursuant to this paragraph (f)(ii) are serving on the Board of Directors ("Previously-Elected Directors") an event occurs which results in holders of Preferred Stock having voting rights to elect (voting together with the Holders of Company Preferred Stock) at least two directors to the Board of Directors, the Holders of Company Preferred Stock shall vote together, as a single class, with the holders of such Preferred Stock to elect such new directors, and upon the election of the new directors the term of office of the Previously-Elected Directors shall (unless such Previously-Elected Directors are elected as new directors) automatically terminate.

          (iii) (A) So long as any shares of Company Preferred Stock are outstanding, the Company will not authorize, create or increase the authorized amount of any class or series of Capital Stock or Preferred Stock, the terms of which expressly provide that such class or series will rank senior to the Company Preferred Stock as to dividend rights and rights upon liquidation, winding-up and dissolution of the Company (collectively referred to as "Senior Stock") or Parity Stock without the affirmative vote or consent of Holders of at least two-thirds of the shares of Company Preferred Stock then outstanding, voting or consenting, as the case may be, as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting.

          (B) So long as any shares of the Company Preferred Stock are outstanding, the Company will not amend this Certificate of Determination so as to affect adversely the specified rights, preferences, privileges or voting rights of Holders of shares of Company Preferred Stock or to authorize the issuance of any additional shares of the Company Preferred Stock (except to authorize the issuance of additional shares of Company Preferred Stock to be paid as dividends on the Company Preferred Stock, for which no consent shall be necessary) without the affirmative vote or consent of Holders of at least a majority of the issued and then outstanding shares of Company Preferred Stock, voting or consenting, as the case may be, as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting; provided that this paragraph shall not prohibit the merger of the
         --------
Company and a Wholly Owned Subsidiary of Holding or the Company incorporated in another state of the United States solely for the purpose of reincorporating the Company to the extent that the surviving corporation issues to Holding shares of a series of Preferred Stock having an aggregate liquidation preference equal to the Liquidation Preference of the Company Preferred Stock outstanding immediately prior to such merger and terms and provisions substantially similar to those of the Company Preferred Stock.

          (C) Except as required under California law or as set forth in paragraph (f)(iii)(A) or (B) above, (x) the creation, authorization or issuance of any shares of any Junior Stock, Parity Stock or Senior Stock, including the designation of a series thereof within the existing class of Company Preferred Stock, or (y) the increase or decrease in the amount of authorized Capital Stock of any class, including any Company Preferred Stock, shall not require the consent of Holders of Company Preferred Stock and shall not be deemed to affect adversely the rights, preferences, privileges or voting rights of shares of the Company Preferred Stock.


          (iv) In any case in which the Holders of Company Preferred Stock shall be entitled to vote pursuant to this paragraph (f) or pursuant to law, each Holder of the Company Preferred Stock entitled to vote with respect to such matters shall be entitled to one vote for each share of Company Preferred Stock held.

          (g)  Redemption. (A)  The Company may, at its option, redeem the
               -----------
Company Preferred Stock, in whole but not
in part (including in conjunction with, and after giving effect to, a redemption of up to 50% of the outstanding shares of the Company Preferred Stock with the proceeds of a Public Equity Offering by the Company pursuant to clause (B) of paragraph (e)(i) above), at any time, for Company Exchange Debentures; provided,
                                                                       --------
however, that (i) on the date of such redemption there are no accumulated and
-------
unpaid dividends on the Company Preferred Stock (including the dividend payable on such date) that are not paid contemporaneously with such redemption or other contractual impediments to such redemption; (ii) such redemption is permitted under applicable law; (iii) immediately after giving effect to such redemption, no Default (as defined in the Company Exchange Indenture) or Voting Rights Triggering Event, as applicable, shall have occurred and be continuing; and (iv) the Company shall have delivered to the Trustee under the Company Exchange Indenture an opinion of counsel with respect to the due authorization and issuance of the Company Exchange Debentures.

          (B) Upon any redemption of Company Preferred Stock for Company Exchange Debentures pursuant to this paragraph (g), each Holder of Company Preferred Stock will be entitled to receive, subject to the second succeeding sentence, $1.00 principal amount of Company Exchange Debentures for each $1.00 Liquidation Preference of Company Preferred Stock so redeemed, and an amount in cash equal to a prorated dividend for any partial dividend period. The Company Exchange Debentures will be issued in registered form without coupons. Company Exchange Debentures issued upon redemption of the Company Preferred Stock will be issued in principal amounts of $1,000 and integral multiples thereof to the extent possible, and will also be issued in principal amounts less than $1,000 so that each Holder of Company Preferred Stock will receive certificates representing the entire amount of Company Exchange Debentures to which such Holder's shares of Company Preferred Stock entitle such Holder; provided,
                                                                --------
however, that the Company may pay cash in lieu of issuing a Company Exchange
-------
Debenture in a principal amount less than $1,000.

          (ii)  Procedures.  (A)  The Company will send a written notice of
                -----------
redemption (the "Redemption Notice") by first-class mail to each Holder of record of shares of Company Preferred Stock not fewer than 30 days nor more than 60 days before the date fixed for any redemption (the "Redemption Date") at its registered address and notice, if mailed in the manner herein provided, shall conclusively be presumed to have been given, whether or not the Holder receives such notice; provided, however, that no failure to give such notice nor any
             --------  -------
deficiency therein shall affect the validity of the procedure for the redemption of any shares of Company Preferred Stock to be redeemed except as to the Holder or Holders to whom the Company has failed to give said notice or except as to the Holder or Holders whose notice was defective; provided further that, in the event of any redemption which is intended to occur
----------------
in conjunction with a Public Equity Offering by the Company, (i) the Company may provide for a Redemption Date which relates to the consummation of such Public Equity Offering and (ii) the Company shall have the right to revoke such written notice in the event that such related Public Equity Offering is terminated by sending by first-class mail a subsequent written notice to such Holders within two Business Days following such termination.

          The Redemption Notice shall state:

          (1) the Redemption Date;

          (2) that the Holder is to surrender to the Company, in the manner and at the place or places designated, his certificate or certificates representing the shares of Company Preferred Stock to be redeemed;

          (3) that dividends on the shares of Company Preferred Stock to be redeemed shall cease to accrue on such Redemption Date whether or not certificates representing shares of Company Preferred Stock are surrendered for redemption on such Redemption Date unless the Company shall default in the delivery of the Company Exchange Debentures to Holders of the Company Preferred Stock who have duly surrendered their certificates for redemption in accordance with clause (g)(ii)(C) on or before the Redemption Date; and

          (4) that interest on the Company Exchange Debentures shall accrue from the Redemption Date whether or not certificates for shares of Company Preferred Stock are surrendered for redemption on such Redemption Date.

          (B) On and after the Redemption Date, dividends will cease to accrue on the outstanding shares of Company Preferred Stock, and all rights of the Holders of Company Preferred Stock (except the right to receive the Company Exchange Debentures, an amount in cash, to the extent applicable, equal to the accumulated and unpaid dividends to the Redemption Date and, if the Company so elects, cash in lieu of any Company Exchange Debenture that is in a principal amount that is not an integral multiple of $1,000 or in lieu of any fractional share of Company Preferred Stock) will terminate. Subject to clause (g)(ii)(D) below, from and after the Redemption Date, the person entitled to receive the Company Exchange Debentures issuable upon such redemption will be treated for all purposes as the registered holder of such Company Exchange Debentures.

          (C) On or before the Redemption Date, each Holder of the Company Preferred Stock shall surrender the certificate or certificates representing such shares of Company Preferred Stock, in the manner and at the place designated in the Redemption Notice. Upon surrender in accordance with the Redemption Notice of the certificates representing any shares of Company Preferred Stock so redeemed, duly endorsed (or otherwise in proper form for transfer, as determined by the Company), such shares shall be redeemed by the Company for Company Exchange Debentures received by the Company in accordance with clause g(i)(B). Subject to clause (g)(ii)(D) below, the Company shall pay interest, as applicable, on the Company Exchange Debentures at the rate and on the dates specified therein from the Redemption Date.

          (D) Anything contained herein to the contrary notwithstanding, no Holder of Company Preferred Stock will be entitled to receive any payment of interest on Company Exchange Debentures or exercise any other right or privilege in respect thereof, until such Holder has surrendered the certificate or certificates evidencing such Holder's Company Preferred Stock in accordance with clause (g)(ii)(C). The Company shall pay all interest which would have accrued on a Holder's Company Exchange Debentures without additional interest, had such Holder surrendered the certificate or certificates evidencing such Holder's Company Preferred Stock on the Redemption Date at the time such certificate or certificates are duly surrendered.

          (iii)  No Redemption in Certain Cases. Notwithstanding the foregoing
                 -------------------------------
provisions of this paragraph (g), the Company shall not be entitled to redeem the Company Preferred Stock for Company Exchange Debentures if such redemption, or any term or provision of the Company Exchange Indenture or the Company Exchange Debentures, or the performance of the Company's obligations under the Company Exchange Indenture or the Company Exchange Debentures, shall violate or conflict with any applicable law or agreement or instrument then binding on the Company or if, at the time of such redemption, the Company is insolvent or would be rendered insolvent by such redemption.

          (iv)  Redemption of Initial Company Preferred Stock for Series B
                ----------------------------------------------------------
Stock.  The Series B Stock will be issued by the Company only in connection with
------
a redemption offer, on a share for share basis, for the Initial Company Preferred Stock as required pursuant to the Registration Agreement. Each share of Series B Stock issued upon redemption of a share of Initial Company Preferred Stock will be deemed to have the same Liquidation Preference and accrued and unpaid dividends as the share of Initial Company Preferred Stock so redeemed.

          (h)  Redemption at the Option of Holders Upon a Change of Control.
               -------------------------------------------------------------
(i) Upon the occurrence of a Change of Control (the date of such occurrence being the "Change of Control Date"), each Holder of Company Preferred Stock shall have the right to require the Company to redeem all or any part of such Holder's Company Preferred Stock pursuant to the offer described in paragraph
(h)(ii) below (the "Change of Control Offer") at a cash redemption price (the "Change of Control Redemption Price") equal to 101% of the Liquidation Preference thereof, plus payment in cash of accrued and unpaid dividends thereon, if any, to the redemption date (including an amount in cash equal to a prorated dividend for any partial dividend period).

          (ii) Within 30 days following the date on which the Company knows or reasonably should have known a Change of Control has occurred, the Company shall
(a) cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States and (b) send, by first-class mail, with a copy to the transfer agent, to each Holder of Company Preferred Stock, at such Holder's address appearing in the security register, a notice stating: (A) that a Change of Control has occurred and a Change of Control Offer is being made pursuant to this paragraph (h) and that all Company Preferred Stock timely tendered will be accepted for payment;
(B) the Change of Control Redemption Price and the redemption date (the "Change of Control Redemption Date"), which shall be, subject to any contrary requirements of applicable law, a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed; (C) the circumstances and relevant facts regarding the Change of Control (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to the Change of Control); (D) that any shares of Company Preferred Stock not tendered will continue to accrue dividends; (E) that, unless the Company defaults in making payment therefor, any share of Company Preferred Stock accepted for payment pursuant to the Change of Control Offer shall cease to accrue dividends after the Change of Control Redemption Date; (F) that Holders electing to have any shares of Company Preferred Stock redeemed pursuant to a Change of Control Offer will be required to surrender stock certificates representing such shares of Company Preferred Stock, properly endorsed for transfer, together with such other customary documents as the Company and the Transfer Agent may reasonably request to the Transfer Agent and registrar for the Company Preferred Stock at the address specified in the notice prior to the close of business on the Business Day prior to the Change of Control Redemption Date; (G) that Holders will be entitled to withdraw their election if the Company receives, not later than five Business Days prior to the Change of Control Redemption Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the number of shares of Company Preferred Stock the Holder delivered for redemption and a statement that such Holder is withdrawing his election to have such shares of Company Preferred Stock redemption; and (H) that Holders whose shares of Company Preferred Stock are redeemed only in part will be issued a new certificate representing the unredeemed shares of Company Preferred Stock.

          (iii) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the redemption of Company Preferred Stock pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Certificate of Determination, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Certificate of Determination by virtue of such compliance.

          (iv) On the Change of Control Redemption Date the Company shall (A) accept for payment the shares of Company Preferred Stock validly duly tendered pursuant to the Change of Control Offer, (B) pay to the Holders of shares so accepted the redemption price therefor in cash and (C) cancel each surrendered certificate and retire the shares represented thereby. Unless the Company defaults in the payment for the shares of Company Preferred Stock duly tendered pursuant to the Change of Control Offer, dividends will cease to accrue with respect to the shares of Company Preferred Stock tendered and all rights of Holders of such tendered shares will terminate, except for the right to receive payment therefor, on the Change of Control Redemption Date.

          (v) To accept the Change of Control Offer, the Holder of a share of Company Preferred Stock shall deliver, on or before the 10th day prior to the Change of Control Redemption Date, written notice to the Company (or an agent designated by the Company for such purpose) of such Holder's acceptance, together with certificates evidencing the shares of Company Preferred Stock with respect to which the Change of Control Offer is being accepted, duly endorsed for transfer.

          (i)  Conversion or Exchange.  The Holders of shares of Company
               -----------------------
Preferred Stock shall not have any rights hereunder to convert such shares into or exchange such shares for shares of any other class or classes or of any other series of any class or classes of Capital Stock of the Company.

          (j)  Reissuance of the Company Preferred Stock. Shares of Company
               ------------------------------------------
Preferred Stock that have been issued and reacquired in any manner, including shares purchased or redeemed, shall not be reissued as shares of Company Preferred Stock and shall (upon compliance with any applicable provisions of the laws of California) have the status of authorized and unissued shares of Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of Preferred Stock; provided, however, that so long as any
                                          --------  -------
shares of Company Preferred Stock are outstanding, any issuance of such shares must be in compliance with the terms hereof.

          (k)  Business Day.  If any payment or redemption shall be required by
               -------------
the terms hereof to be made on a day that is not a Business Day, such payment or redemption shall be made on the immediately succeeding Business Day.

          (l)  Certain Additional Provisions.  The sole remedy to Holders of
               ------------------------------
Company Preferred Stock in the event that any of the following conditions shall occur, and the sole consequence of any such occurrence, shall be the voting rights described in paragraph (f)(ii).

          (i)  SEC Reports.  Notwithstanding that the Company may not be subject
               ------------
to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the SEC and provide the Holders and, upon request, security analysts of prospective holders of the Company Preferred Stock with such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and other reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections; provided, however,
                                                             --------  -------
that the Company shall not be so obligated to file such information, documents and reports with the SEC if the SEC does not permit such filings. The Company shall file with the SEC and provide Holders and, upon request, security analysts of prospective holders of the Company Preferred Stock with the information, documents and reports described herein whether or not the Exchange Offer Registration Statement has been filed or declared effective.

          (ii) Limitation on Debt.  The Company shall not, and shall not permit
               -------------------
any Restricted Subsidiary to, Incur, directly or indirectly, any Debt unless, after giving pro forma effect to the application of the proceeds thereof, no Voting Rights Triggering Event would occur as a consequence of such Incurrence or be continuing following such Incurrence and either (a) after giving effect to the Incurrence of such Debt and the application of the proceeds thereof, the Consolidated Interest Coverage Ratio would be greater than 1.75 to
1.00 if such Debt is Incurred from the Issue Date through April 15, 2000, and
2.00 to 1.00 if such Debt is Incurred thereafter or (b) such Debt is Permitted Debt.

          (iii) Limitation on Restricted Payments.  The Company shall not make,
                ----------------------------------
and shall not permit any Restricted Subsidiary to make, directly or indirectly, any Restricted Payment if at the time of, and after giving pro forma effect to, such proposed Restricted Payment,

          (a) a Voting Rights Triggering Event shall have occurred and be continuing,

          (b) the Company could not Incur at least $1.00 of additional Debt pursuant to clause (a) of paragraph (l)(ii) above or

          (c) the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made since the Issue Date (the amount of any Restricted Payment, if made other than in cash, to be based upon Fair Market Value) would exceed an amount equal to the sum of:

               (i) 50% of the aggregate amount of Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter during which the Issue Date occurs to the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment (or if the aggregate amount of Consolidated Net Income for such period shall be a deficit, minus 100% of such deficit),

               (ii) Capital Stock Sale Proceeds,

               (iii) the amount by which Debt of the Company Incurred after the Issue Date is reduced on the Company's balance sheet upon the conversion or exchange (other than by the Company or a Subsidiary of the Company) subsequent to the Issue Date of any Debt for Parity Stock or Junior Stock (other than Disqualified Stock) of the Company (less the amount of any cash or other Property distributed by the Company or any Restricted Subsidiary upon such conversion or exchange), and

               (iv) an amount equal to the sum of (A) the net reduction in Investments in any Person other than the Company or a Restricted Subsidiary resulting from dividends, repayments of loans or advances or other transfers of Property, in each case to the Company or any Restricted Subsidiary from such Person, to the extent such dividends, repayments or transfers do not increase the amount of Permitted Investments permitted to be made pursuant to clause (i) of the definition thereof and (B) the portion (proportionate to the Company's equity interest in such Unrestricted Subsidiary) of the Fair Market Value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not
                      --------  -------
          exceed, in the case of any Person, the amount of Investments previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person, and

               (v) $7.5 million.

     Notwithstanding the foregoing limitation, the Company may:

          (a) pay dividends on its Capital Stock within 60 days of the declaration thereof if, on said declaration date, such dividends could have been paid in compliance with this covenant; provided, however, that at the
                                                 --------  -------
     time of such payment of such dividend, no other Voting Rights Triggering Event shall have occurred and be continuing (or result therefrom); provided
                                                                        --------
     further, however, that such dividend shall be included in the calculation
     -------  -------
     of the amount of Restricted Payments;

          (b) purchase, repurchase, redeem, legally defease, acquire or retire for value Capital Stock of the Company in exchange for, or in an amount not in excess of the proceeds of the substantially concurrent sale of, Parity Stock or Junior Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any of its Subsidiaries for the benefit of their employees); provided, however,
                                                              --------  -------
     that (i) such purchase, repurchase, redemption, legal defeasance, acquisition or retirement shall be excluded in the calculation of the amount of Restricted Payments and (ii) the Capital Stock Sale Proceeds from such exchange or sale shall be excluded from the calculation pursuant to clause (c)(ii) above;

          (c) purchase, repurchase, redeem, legally defease, acquire or retire for value shares of, or options to purchase shares of, common stock of the Company or Holding from employees or former employees of the

     Company, Holding or any of their Subsidiaries (or their estates or beneficiaries thereof) upon death, disability, retirement or termination pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell, or are granted the option to purchase or sell, shares of such common stock (or pay dividends or make loans to Holding for such purpose); provided, however, that (i) the
                                         --------  -------
     aggregate amount of such purchases, repurchases, redemptions, defeasances, acquisitions or retirements shall not exceed $1.0 million in any year or $5.0 million during the term of the Company Preferred Stock, except that
     (x) such amounts shall be increased by the aggregate net amount of cash received by the Company after the Issue Date from the sale of such shares to, or the exercise of options to purchase such shares by, employees of Holding, the Company or any of their Subsidiaries and (y) the Company may forgive or return Employee Notes without regard to the limitation set forth in clause (c)(i) above and such forgiveness or return shall not be treated as a Restricted Payment for purpose of determining compliance with such clause (c)(i) and (ii) such purchases, repurchases, defeasances, acquisitions or retirements (but not forgiveness or return of Employee Notes) shall be included in the calculation of the amount of Restricted Payments; and

          (d) make payments to Helen Hudson Lovaas pursuant to the Merger Agreement in an aggregate amount not to exceed $1.1 million in any fiscal year or $3.3 million during the term of the Company Preferred Stock (plus, in each case, interest due on the unpaid portion of such required payments in accordance with the Merger Agreement); provided, however, that such
                                               --------  -------
     payments shall be excluded in the calculation of the amount of Restricted Payments.

          (iv)  Limitation on Issuance or Sale of Capital Stock of Restricted
                -------------------------------------------------------------
Subsidiaries.  The Company shall not (a) sell, pledge, hypothecate or otherwise
-------------
dispose of any shares of Capital Stock of a Restricted Subsidiary or (b) permit any Restricted Subsidiary to, directly or indirectly, issue or sell or otherwise dispose of any shares of its Capital Stock, other than (i) directors' qualifying shares, (ii) to the Company or a Wholly Owned Subsidiary or (iii) the disposition of 100% of the Capital Stock of a Restricted Subsidiary; provided
                                                                     --------
that (x) the Company receives consideration at the time of such disposition at least equal to the Fair Market Value of such Restricted Subsidiary, (y) at least 75% of the consideration paid to the Company in connection with such disposition is in the form of cash or cash equivalents or the assumption by the purchaser of liabilities of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Company Preferred Stock) as a result of which the Company and the Restricted Subsidiaries are no longer obligated with respect to such liabilities, and (z) the Net Available Cash received by the Company from such disposition is applied within twelve months from the date of the receipt of such Net Available Cash to prepay, repay, legally defease or purchase Debt of the Company or any Restricted Subsidiary (excluding, in any such case, Disqualified Stock and Debt owed to the Company or an Affiliate of the Company) or to reinvest in Additional Assets (including by means of an Investment in Additional Assets by the Company or a Restricted Subsidiary with Net Available Cash received by the Company).

          (v)  Limitation on Restrictions on Distributions from Restricted
               -----------------------------------------------------------
Subsidiaries.  The Company shall not, and shall not permit any Restricted
-------------
Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist any consensual restriction on the right of any Restricted Subsidiary to
(a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock, or pay any Debt or other obligation owed, to the Company or any other Restricted Subsidiary (except, with respect to restrictions on dividends of non-cash Property, as permitted pursuant to clause
(ii) of the next sentence), (b) make any loans or advances to the Company or any other Restricted Subsidiary or (c) transfer any of its Property to the Company or any other Restricted Subsidiary. The foregoing limitations will not apply (i) with respect to clauses (a), (b) and (c), to restrictions (A) in effect on the Issue Date, (B) pursuant to the Credit Facility, (C) relating to Debt of a Restricted Subsidiary and existing at the time it became a Restricted Subsidiary if such restriction was not created in connection with or in anticipation of the transaction or series of transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company or (D) which result from the Refinancing of Debt Incurred pursuant to an agreement referred to in clause (i)(A) or (B) above or in clause (ii)(A) or (B) below, provided such restriction is no less favorable to the holders of the Company
--------
Preferred Stock than those under the agreement evidencing the Debt so Refinanced, and (ii) with respect to clause (c) only, to restrictions (A) encumbering Property at the time such Property was acquired by the Company or any Restricted Subsidiary, so long as such restriction relates solely to the Property so acquired and was not created in connection with or in anticipation of such acquisition, (B) resulting from customary provisions restricting subletting or assignment of leases or customary provisions in other agreements that restrict assignment of such agreements or rights thereunder or (C) customary restrictions contained in asset sale agreements limiting the transfer of such Property pending the closing of such sale.

          (vi)  Limitation on Transactions with Affiliates. The Company shall
                -------------------------------------------
not, and shall not permit any Restricted Subsidiary to, directly or indirectly, conduct any business or enter into or suffer to exist any transaction or series of transactions (including the purchase, sale, transfer, assignment, lease, conveyance or exchange of any Property or the rendering of any service) with, or for the benefit of, any Affiliate of the Company (an "Affiliate Transaction"), unless (a) the terms of such Affiliate Transaction are (i) set forth in writing,
(ii) in the interest of the Company or such Restricted Subsidiary, as the case may be, and (iii) no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable arm's-length transaction with a Person that is not an Affiliate of the Company, (b) if such Affiliate Transaction involves aggregate payments or value in excess of $2.5 million, the Board of Directors (including a majority of the disinterested members of the Board of Directors, if any) approves such Affiliate Transaction and, in its good faith judgment, believes that such Affiliate Transaction complies with clauses (a) (ii) and (iii) of this paragraph as evidenced by a Board Resolution promptly delivered to the Transfer Agent and
(c) if such Affiliate Transaction involves aggregate payments or value in excess of $5.0 million, the Company obtains a written opinion from an Independent Appraiser to the effect that the consideration to be paid or received in connection with such Affiliate Transaction is fair, from a financial point of view, to the Company or such Restricted Subsidiary, as the case may be.

     Notwithstanding the foregoing limitation, the Company or any Restricted Subsidiary may enter into or suffer to exist the following:

          (i) any transaction or series of transactions between the Company and one or more Restricted Subsidiaries or between two or more Restricted Subsidiaries in the ordinary course of business; provided that no more than
                                                      --------
     5% of the total voting power of the Voting Stock (on a fully diluted basis) of any such Restricted Subsidiary is owned by an Affiliate of the Company (other than a Restricted Subsidiary);

          (ii) any Restricted Payment permitted to be made pursuant to paragraph
     (l)(iii) above;.

          (iii) the payment of compensation (including amounts paid pursuant to employee benefit plans) for the personal services of officers, directors and employees of the Company or any of the Restricted Subsidiaries, so long as the Board of Directors in good faith shall have approved the terms thereof and deemed the services theretofore or thereafter to be performed for such compensation to be fair consideration therefor;

          (iv) loans and advances to employees made in the ordinary course of business and consistent with the past practices of the Company or such Restricted Subsidiary, as the case may be; provided that such loans and
                                                --------
     advances do not exceed $1.0 million in the aggregate at any one time outstanding;

          (v) the payment of fees and expenses in connection with the Recapitalization pursuant to written agreements in effect on the Issue Date;

          (vi) the sale of common stock of the Company for cash; provided, that
                                                                 --------
     the Company may receive Employee Notes in an aggregate principal amount not in excess of $1.0 million at any one time outstanding;

          (vii) the payment of dividends in kind in respect of (i) the Mirror Preferred Stock or (ii) any other Preferred Stock issued in compliance with this covenant; and

          (viii) a proportionate split of, or a common stock dividend payable on, the common stock of the Company.

        (vii)  Designation of Restricted and Unrestricted Subsidiaries.  The
               --------------------------------------------------------
Board of Directors may designate any Subsidiary of the Company (other than any Subsidiary of the Company designated as a Restricted Subsidiary under the Indenture governing the Notes) to be an Unrestricted Subsidiary if (a) the Subsidiary to be so designated does not own any Capital Stock or Debt of, or own or hold any Lien on any Property of, the Company or any other Restricted Subsidiary, (b) the Subsidiary to be so designated is not obligated under any Debt, Lien or other obligation that, if in default, would result (with the passage of time or notice or otherwise) in a default on any Debt of the Company or of any Restricted Subsidiary and (c) either (i) the Subsidiary to be so designated has total assets of $1,000 or less or (ii) such designation is effective immediately upon such entity becoming a Subsidiary of the Company. Unless so designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of the Company will be classified as a Restricted Subsidiary; provided, however, that such Subsidiary shall not be designated a Restricted
--------  -------
Subsidiary and shall be automatically classified as an Unrestricted Subsidiary if either of the requirements set forth in clauses (x) and (y) of the immediately following paragraph will not be satisfied after giving pro forma effect to such classification. Except as provided in the first sentence of this paragraph, no Restricted Subsidiary may be redesignated as an Unrestricted Subsidiary.

          The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary if, immediately after giving pro forma effect to such designation, (x) the Company could Incur at least $1.00 of additional Debt pursuant to clause (a) of paragraph (l)(ii) above and (y) no Voting Rights Triffering Event shall have occurred and be continuing or would result therefrom.

          Any such designation or redesignation by the Board of Directors will be evidenced to the Transfer Agent by filing with the Transfer Agent a Board Resolution giving effect to such designation or redesignation and an Officers' Certificate (a) certifying that such designation or redesignation complies with the foregoing provisions and (b) giving the effective date of such designation or redesignation, such filing with the Transfer Agent to occur within 45 days after the end of the fiscal quarter of the Company in which such designation or redesignation is made (or, in the case of a designation or redesignation made during the last fiscal quarter of the Company's fiscal year, within 90 days after the end of such fiscal year).

          (viii)  Merger, Consolidation and Sale of Property. The Company shall
                  -------------------------------------------
not merge, consolidate or amalgamate with or into any other Person (other than a merger of a Wholly Owned Subsidiary into the Company) or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its Property in any one transaction or series of transactions unless: (a) the Company shall be the surviving Person (the "Surviving Person") or the Surviving Person (if other than the Company) formed by such merger, consolidation or amalgamation or to which such sale, transfer, assignment, lease, conveyance or disposition is made shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia; (b) the Surviving Person (if other than the Company) expressly assumes all obligations of the Company under the Company Preferred Stock and this Certificate of Determination; (c) in the case of a sale, transfer, assignment, lease, conveyance or other disposition of all or substantially all the Property of the Company, such Property shall have been transferred as an entirety or virtually as an entirety to one Person; (d) immediately before and after giving effect to such transaction or series of transactions on a pro forma basis (and treating, for purposes of this clause (d) and clauses (e) and (f) below, any Debt which becomes, or is anticipated to become, an obligation of the Surviving Person or any Restricted Subsidiary as a result of such transaction or series of transactions as having been Incurred by the Surviving Person or such Restricted Subsidiary at the time of such transaction or series of transactions), no Voting Rights Triggering Event shall have occurred and be continuing; (e) immediately after giving effect to such transaction or series of transactions on a pro forma basis, the Company or the Surviving Person, as the case may be, would be able to Incur at least $1.00 of additional Debt under clause (a) of the first paragraph of covenant (l)(iv) above, determining compliance thereunder for this purpose based upon the Consolidated Interest Expense, Consolidated Net Income and EBITDA of the Company or the Surviving Person, as the case may be, and its Restricted Subsidiaries; provided, however, that this clause (e) shall not apply to a
              --------  -------
merger between the Company and a Wholly Owned Subsidiary of the Company solely for the purpose of reincorporating the Company in another state of the United States so long as the total amount of Debt of the Company and its Restricted Subsidiaries is not increased as a result thereof; and (f) the Company shall deliver, or cause to be delivered, to the Transfer Agent, in form and substance reasonably satisfactory to the Transfer Agent, an Officers' Certificate and an Opinion of Counsel, each stating that such transaction complies with this covenant and that all conditions precedent herein provided for relating to such transaction have been satisfied.

          (m)  Certificates.  (i)  Form and Dating.  The Company Preferred Stock
               -------------       ----------------
and the Transfer Agent's Countersignature shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Certificate of Determination. The Company Stock certificate may have notations, legends or endorsements required by law, stock exchange rules, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Company Preferred Stock certificate shall be dated the date of its countersignature.
The terms of the Company Preferred Stock certificate set forth in Exhibit A are part of the terms of this Certificate of Determination. Notwithstanding any of the provisions of this paragraph (m) to the contrary, the rights, preferences, privileges and restrictions of each share of Company Preferred Stock shall be equal in all respects to each other share of Company Preferred Stock, except with respect to restrictions and other matters that may be imposed by applicable federal securities laws.

          (A)  Global Company Preferred Stock.  Rule 144A Company Preferred
               -------------------------------
Stock shall be issued initially in the form of one or more permanent global securities in definitive, fully registered form (collectively, the "Rule 144A Global Company Preferred Stock") and Regulation S Company Preferred Stock shall, to the extent required pursuant to paragraph (C)(3)(ii)(B) of Rule 903 under

Regulation S under the Securities Act, be issued initially in the form of one or more temporary global securities (collectively, the "Temporary Regulation S Global Company Preferred Stock"), and, to the extent permitted pursuant to paragraph (C)(3)(ii)(B) of such Rule 903, shall be issued initially in the form of one or more permanent global securities in definitive, fully registered form (collectively, the "Permanent Regulation S Global Company Preferred Stock"), in each case without coupons with the global securities legend and restricted securities legend set forth in Exhibit A hereto, which shall be deposited on behalf of the purchasers of the Initial Company Preferred Stock represented thereby with the Transfer Agent, at its New York office, as custodian for DTC (or with such other custodian as DTC may direct), and registered in the name of DTC or a nominee of DTC, duly executed by the Company and countersigned by the Transfer Agent as hereinafter provided. Beneficial ownership interests in Temporary Regulation S Global Company Preferred Stock will not be exchangeable for interests in the Rule 144A Global Company Preferred Stock, the Permanent Regulation S Global Company Preferred Stock, or any other security without a legend containing restrictions on transfer until the expiration of the Restricted Period and then only upon certification in form reasonably satisfactory to the Transfer Agent that beneficial ownership interests in such Temporary Regulation S Global Company Preferred Stock are owned either by non-U.S. persons or U.S. persons who purchased such interests in a transaction that did not require registration under the Securities Act. The Rule 144A Global Company Preferred Stock, Temporary Regulation S Global Company Preferred Stock and Permanent Regulation S Global Company Preferred Stock are collectively referred to herein as "Global Company Preferred Stock." Subject to the terms hereof and to the requirements of applicable law, the number of shares of Company Preferred Stock represented by Global Company Preferred Stock may from time to time be increased or decreased by adjustments made on the records of the Transfer Agent and DTC or its nominee as hereinafter provided. The Transfer Agent shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Certificate of Determination or under applicable law with respect to any transfer of any interest in the Company Preferred Stock (including any transfers between or among DTC participants, members or beneficial owners in any Global Company Preferred Stock) other than to require delivery of such certificates and other documentation or evidence as are expressly required by the terms of this Certificate of Determination, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

          (B)  Book-Entry Provisions.  In the event Global Company Preferred
               ----------------------
Stock is deposited with or on behalf of

DTC, the Company shall execute and the Transfer Agent shall countersign and deliver initially one or more Global Company Preferred Stock certificates that
(a) shall be registered in the name of DTC for such Global Company Preferred Stock or the nominee of DTC and (b) shall be delivered by the Transfer Agent to DTC or pursuant to DTC's instructions or held by the Transfer Agent as custodian for DTC.

          Members of, or participants in, DTC ("Agent Members") shall have no rights under this Certificate of Determination with respect to any Global Company Preferred Stock held on their behalf by DTC or by the Transfer Agent as the custodian of DTC or under such Global Company Preferred Stock, and DTC may be treated by the Company, the Transfer Agent and any agent of the Company or the Transfer Agent as the absolute owner of such Global Company Preferred Stock for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Transfer Agent or any agent of the Company or the Transfer Agent from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices of DTC governing the exercise of the rights of a holder of a beneficial interest in any Global Company Preferred Stock.

          (C)  Definitive Securities.  Except as provided by applicable law or
               ----------------------
as provided in this paragraph (m)(i) or in paragraph (m)(iii), owners of beneficial interests in Global Company Preferred Stock will not be entitled to receive physical delivery of certificated Company Preferred Stock.

          (ii)  Execution and Countersignature.  Two Officers shall sign the
                -------------------------------
certificates representing the Company Preferred Stock for the Company by manual or facsimile signature. The Company's seal shall be impressed, affixed, imprinted or reproduced on the Company Preferred Stock and may be in facsimile form.

          If an Officer whose signature is on certificates representing the Company Preferred Stock no longer holds that office at the time the Transfer Agent countersigns the Company Preferred Stock evidenced thereby, the shares of Company Preferred Stock evidenced thereby shall be valid nevertheless.

          A certificate representing the Company Preferred Stock shall not be valid until an authorized signatory of the Transfer Agent manually countersigns the Company Preferred Stock. The signature shall be conclusive evidence that the Company Preferred Stock has been countersigned under this Certificate of Determination.

          The Transfer Agent shall countersign and deliver a number of shares of Initial Company Preferred Stock and Series B Stock equal to the aggregate number of shares of Holding Preferred Stock for which such Company Preferred Stock is exchanged for issue only in a Registered Exchange Offer pursuant to the Registration Agreement, in each case upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company. In addition, the Transfer Agent shall countersign and deliver, from time to time, Additional Shares for original issue upon order of the Company signed by two Officers or by an Officer or either an Assistant Treasurer or Assistant Secretary of the Company. Such orders shall specify the number of shares of the Company Preferred Stock to be countersigned and the date on which the original issue of Company Preferred Stock is to be countersigned and whether the Company Preferred Stock is to be Initial Company Preferred Stock or Series B Stock.

          The Transfer Agent may appoint an countersigning agent reasonably acceptable to the Company to countersign the Company Preferred Stock. Unless limited by the terms of such appointment, a countersigning agent may countersign the Company Preferred Stock whenever the Transfer Agent may do so. Each reference in this Certificate of Determination to countersign by the Transfer Agent includes countersign by such agent. An countersigning agent has the same rights as the Transfer Agent or agent for service of notices and demands.

          (iii)  Transfer and Exchange.  (A)  Transfer and Exchange of
                 ----------------------       ------------------------
Definitive Company Preferred Stock.  When Definitive Company Preferred Stock is
-----------------------------------
presented to the Transfer Agent with a request to register the transfer of such Definitive Company Preferred Stock or to exchange such Definitive Company Preferred Stock for an equal number of shares of Definitive Company Preferred Stock of other authorized denominations, the Transfer Agent shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Company
                          --------  -------
Preferred Stock surrendered for transfer or exchange:

          (1) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Transfer Agent, duly executed by the Holder thereof or its attorney duly authorized in writing; and

          (2) is being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to clause (I) or (II) below, and are accompanied by the following additional information and documents, as applicable:

               (I) if such Definitive Company Preferred Stock is being delivered to the Transfer Agent by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect in substantially the form of Exhibit B hereto; or

               (II) if such Definitive Company Preferred Stock is being transferred to the Company or to a "qualified institutional buyer" ("QIB") in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 or Regulation S under the Securities Act, a certification to that effect (in substantially the form of Exhibit B hereto).

          (B)  Restrictions on Transfer of Definitive Company Preferred Stock
               --------------------------------------------------------------
for a Beneficial Interest in Global Company Preferred Stock.  Definitive Company
------------------------------------------------------------
Preferred Stock may not be exchanged for a beneficial interest in Global Company Preferred Stock except upon satisfaction of the requirements set forth below. Upon receipt by the Transfer Agent of Definitive Company Preferred Stock, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Transfer Agent, together with:

          (1) certification that such Definitive Company Preferred Stock is being transferred (A) to a QIB in accordance with Rule 144A, (B) to an institution that is an "accredited investor" as defined in Rule 501(a)(1),
     (2), (3) or (7) of Regulation D under the Securities Act that has furnished to the Transfer Agent a signed letter in the form of Exhibit B hereto or
     (C) outside the United States in an offshore transaction within the meaning of Regulation S and in compliance with Rule 904 under the Securities Act; and

          (2) written instructions directing the Transfer Agent to make, or to direct DTC to make, an adjustment on its books and records with respect to such Global Company Preferred Stock to reflect an increase in the number of shares of Company Preferred Stock represented by the Global Company Preferred Stock, then the Transfer Agent shall cancel such Definitive Company Preferred Stock and cause, or direct DTC to cause, in accordance with the standing instructions and procedures existing between DTC and the Transfer Agent, the number of shares of Company Preferred Stock represented by the Global Company Preferred Stock to be increased accordingly. If no Global Company Preferred Stock is then outstanding, the

Company shall issue and the Transfer Agent shall countersign, upon written order of the Company in the form of an Officers' Certificate, a new Global Company Preferred Stock representing the appropriate number of shares.

          (C)  Transfer and Exchange of Interests in Global Company Preferred
               --------------------------------------------------------------
Stock.  The transfer and exchange of beneficial interests in Global Company
------
Preferred Stock or beneficial interests therein shall be effected through DTC, in accordance with this Certificate of Determination (including applicable restrictions on transfer set forth herein, if any) and the procedures of DTC therefor.

          (D)  Transfer of a Beneficial Interest in Temporary Regulation S
               -----------------------------------------------------------
Global Company Preferred Stock for interests in other Company Preferred Stock.
------------------------------------------------------------------------------

          During the Restricted Period, beneficial ownership interests in Temporary Regulation S Global Company Preferred Stock (if any) may not be exchanged for interests in any other Global Company Preferred Stock or Definitive Company Preferred Stock. Thereafter, such beneficial ownership interests may be so exchanged only upon delivery to the Company and the Transfer Agent of a certificate in form and substance satisfactory to them certifying that the beneficial owner of the Temporary Regulation S Global Company Preferred Stock is either a non-U.S. person or a U.S. person who purchased such beneficial ownership interests in a transaction that did not require registration under the Securities Act, as provided in paragraph (C)(3)(ii)(B) of Rule 903 under Regulation S under the Securities Act.

          (E)  (i)  Restrictions on Transfer and Exchange of Global Company
                    -------------------------------------------------------
Preferred Stock.  Notwithstanding any other provisions of this Certificate of
----------------
Determination, Global Company Preferred Stock may not be transferred as a whole except by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor depository or a nominee of such successor depository.

          (ii)  Restrictions on Transfer of Temporary Regulation S Global
                ---------------------------------------------------------
Company Preferred Stock Interests. During the Restricted Period, beneficial
----------------------------------
ownership interests in Temporary Regulation S Global Company Preferred Stock may only be sold, pledged or transferred through Euroclear or Cedel in accordance with the Applicable Procedures and only (i) to the Company, (ii) so long as such security is eligible for resale pursuant to Rule 144A under the Securities Act ("Rule 144A"), to a person whom the selling Holder reasonably believes is a "qualified institutional buyer" ("QIB") as defined in Rule 144A that purchases for its own account or for the account of a QIB to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (iii) in an offshore transaction in accordance with Regulation S, (iv) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if applicable) under the Securities Act, or (v) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States. During the Restricted Period, interests in the Temporary Regulation S Global Company Preferred Stock may not be transferred to institutions that are "Accredited Investors" (but not QIBs) as defined in Rule 501(a)(1), (2), (3) or
(7) under the Securities Act.

          (F)  Countersignature of Definitive Company Preferred Stock.  If at
               -------------------------------------------------------
any time:

          (1) DTC notifies the Company that DTC is unwilling or unable to continue as depository for the Global Company Preferred Stock and a successor depository for the Global Company Preferred Stock is not appointed by the Company within 90 days after delivery of such notice;

          (2) DTC ceases to be a clearing agency registered under the Exchange Act;

          (3) The Company, in its sole discretion, notifies the Transfer Agent in writing that it elects to cause the issuance of Definitive Company Preferred Stock under this Certificate of Determination, then the Company will execute, and the Transfer Agent, upon receipt of a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company requesting the countersign and delivery of Definitive Company Preferred Stock to the persons designated by the Company, will countersign and deliver Definitive Company Preferred Stock equal to the number of shares of Company Preferred Stock represented by the Global Company Preferred Stock, in exchange for such Global Company Preferred Stock. Definitive Company Preferred Stock issued in exchange for a beneficial interest in a Global Company Preferred Stock shall be registered in such names and in such authorized denominations as DTC, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Transfer Agent. The Transfer Agent shall mail or deliver such Definitive Company Preferred Stock to the persons in whose names such Company Preferred Stock are so registered in accordance with the instructions of DTC.

          (G)  Legend.  (1)  Except as permitted by the following paragraph (2),
               -------
each certificate evidencing the

Global Company Preferred Stock and the Definitive Company Preferred Stock (and all Company Preferred Stock issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:

     "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE ISSUER THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE SECOND ANNIVERSARY OF THE ISSUANCE HEREOF (OR OF A PREDECESSOR SECURITY HERETO) OR
     (Y) BY ANY HOLDER THAT WAS AN AFFILIATE OF THE ISSUER AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE OTHER THAN (1) TO THE ISSUER, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY) PROVIDED THAT A CERTIFICATE WHICH MAY BE OBTAINED FROM THE ISSUER IS DELIVERED BY CERTAIN TRANSFEREES TO THE ISSUER, (4) TO AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a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

     INFORMATION AS THEY MAY REASONABLY REQUIRE TO CONFIRM THAT ANY TRANSFER BY IT OF THIS SECURITY COMPLIES WITH THE FOREGOING RESTRICTIONS. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE ISSUER THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A OR (2) PURCHASING FROM A PERSON NOT PARTICIPATING IN THE INITIAL DISTRIBUTION OF THIS SECURITY (OR ANY PREDECESSOR SECURITY), IT IS AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(A)(1), (2), (3), OR (7) UNDER THE SECURITIES ACT AND THAT IT IS HOLDING THIS SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION OR (3) A NON-U.S. PERSON OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (o)(2) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT."

          (2) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by Global Company Preferred Stock) pursuant to Rule 144 under the Securities Act or an effective registration statement under the Securities Act:

               (I) in the case of any Transfer Restricted Security that is a Definitive Company Preferred Stock, the Transfer Agent shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Company Preferred Stock that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security; and

               (II) in the case of any Transfer Restricted Security that is represented by a Global Company Preferred Stock, the Transfer Agent shall permit the Holder thereof to exchange such Transfer Restricted Security for interests in an Unrestricted Global Preferred Stock Security that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security, if the Holder's request for such exchange was made in reliance on Rule 144 and the Holder certifies to that effect in writing to the Transfer Agent (such certification to be in the form and substance satisfactory to the Transfer Agent).

          (3) In the case of any Restricted or Unrestricted Global Security that represents the Initial Company Preferred Stock, the Transfer Agent shall permit the Holder thereof to exchange such Restricted or Unrestricted Global Security for a new global security representing Series B Stock that does not bear the legend set forth above.

          (H)  Cancelation or Adjustment of Global Company Preferred Stock.  At
               ------------------------------------------------------------
such time as all beneficial interests in Global Company Preferred Stock have either been exchanged for Definitive Company Preferred Stock, redeemed, repurchased or canceled, such Global Company Preferred Stock shall be returned to DTC for cancelation or retained and canceled by the Transfer Agent. At any time prior to such cancelation, if any beneficial interest in Global Company Preferred Stock is exchanged for Definitive Company Preferred Stock, redeemed, repurchased or canceled, the number of shares of Company Preferred Stock represented by such Global Company Preferred Stock shall be reduced and an adjustment shall be made on the books and records of the Transfer Agent with respect to such Global Company Preferred Stock, by the Transfer Agent or DTC, to reflect such reduction.

          (I)  Obligations with Respect to Transfers and Exchanges of Company
               --------------------------------------------------------------
Preferred Stock.  (1)  To permit registrations of transfers and exchanges, the
----------------
Company shall execute and the Transfer Agent shall countersign Definitive Company Preferred Stock and Global Company Preferred Stock as required pursuant to the provisions of this paragraph (iii).

          (2) All Definitive Company Preferred Stock and Global Company Preferred Stock issued upon any registration of transfer or exchange of Definitive Company Preferred Stock or Global Company Preferred Stock shall be the valid obligations of the Company, entitled to the same benefits under this Certificate of Determination as the Definitive Company Preferred Stock or Global Company Preferred Stock surrendered upon such registration of transfer or exchange.

          (3) Prior to due presentment for registration of transfer of any shares of Company Preferred Stock, the Transfer Agent and the Company may deem and treat the person in whose name such shares of Company Preferred Stock are registered as the absolute owner of such Company Preferred Stock and neither the Transfer Agent nor the Company shall be affected by notice to the contrary.

          (4) No service charge shall be made to a Holder for any registration of transfer or exchange upon surrender of any Company Preferred Stock Certificate at the office of the Transfer Agent maintained for that purpose. However, the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Company Preferred Stock Certificates.

          (5) Upon any sale or transfer of shares of Company Preferred Stock (including any Company Preferred Stock represented by a Global Company Preferred Stock Certificate) pursuant to an effective registration statement under the Securities Act, pursuant to Rule 144 under the Securities Act or pursuant to an opinion of counsel reasonably satisfactory to the Company that no legend is required:

          (A) in the case of any Definitive Company Preferred Stock, the Transfer Agent shall permit the Holder thereof to exchange such Company Preferred Stock for Definitive Company Preferred Stock that does not bear the legend set forth in paragraph (iii)(G) above and rescind any restriction on the transfer of such Company Preferred Stock; and

          (B) in the case of any Global Company Preferred Stock, such Company Preferred Stock shall not be required to bear the legend set forth in paragraph (m)(iii)(G) above but shall continue to be subject to the provisions of paragraph (m)(iii)(D) hereof.

          (iv)  Replacement Certificates.  If a mutilated Company Preferred
                -------------------------
Stock certificate is surrendered to the Transfer Agent or if the Holder of a Company Preferred Stock certificate claims that the Company Preferred Stock certificate has been lost, destroyed or wrongfully taken, the Company shall issue and the Transfer Agent shall countersign a replacement Company Preferred Stock certificate if the reasonable requirements of the Transfer Agent, the Company and of Section 8-405 of the Uniform Commercial Code as in effect in the State of New York are met. If required by the Transfer Agent or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Transfer Agent to protect the Company and the Transfer Agent from any loss which either of them may suffer if a Company Preferred Stock certificate is replaced. The Company and the Transfer Agent may charge the Holder for their expenses in replacing a Company Preferred Stock certificate.

          (v)  Temporary Certificates.  Until definitive Company Preferred Stock
               -----------------------
certificates are ready for delivery, the Company may prepare and the Transfer Agent shall countersign temporary the Company Preferred Stock certificates. Temporary the Company Preferred Stock certificates shall be substantially in the form of definitive Company Preferred Stock certificates but may have variations that the Company considers appropriate for temporary Company Preferred Stock certificates. Without unreasonable delay, the Company shall prepare and the

Transfer Agent shall countersign definitive Company Preferred Stock certificates and deliver them in exchange for temporary Company Preferred Stock certificates.

          (vi)  Cancelation.  (A)  In the event the Company shall purchase or
                ------------
otherwise acquire Definitive Company Preferred Stock, the same shall thereupon be delivered to the Transfer Agent for cancelation.

          (B) At such time as all beneficial interests in Global Company Preferred Stock have been exchanged for Definitive Company Preferred Stock, redeemed, repurchased or canceled, such Global Company Preferred Stock shall thereupon be delivered to the Transfer Agent for cancelation.

          (C) The Transfer Agent and no one else shall cancel and, subject to the record retention requirements under the Exchange Act, destroy all Company Preferred Stock certificates surrendered for transfer, exchange, replacement or cancelation and deliver a certificate of such destruction to the Company unless the Company directs the Transfer Agent to deliver canceled Company Preferred Stock certificates to the Company. The Company may not issue new Company Preferred Stock certificates to replace Company Preferred Stock certificates to the extent they evidence Company Preferred Stock which the Company has purchased or otherwise acquired.

          (n)  Additional Rights of Holders.  In addition to the rights provided
               -----------------------------
to Holders under this Certificate of Determination, Holders shall have the rights set forth in the Registration Agreement.

          (o)  Certain Definitions.  As used in this Certificate of
               --------------------
Determination, the following terms shall have the following meanings (and (1) terms defined in the singular have comparable meanings when used in the plural and vice versa, (2) "including" means including without limitation, (3) "or" is not exclusive and (4) an accounting term not otherwise defined has the meaning assigned to it in accordance with United States generally accepted accounting principles as in effect on the Issue Date and all accounting calculations will be determined in accordance with such principles), unless the content otherwise requires:

          "Additional Assets" means (a) any Property (other than cash, cash equivalents and securities) to be owned by the Company or any Restricted Subsidiary and used in a Related Business; or (b) Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary from any Person other than an Affiliate of the Company; provided, however, that, in the
                             --------  -------
case of clause (b), such Restricted Subsidiary is primarily engaged in a Related Business.

          "Affiliate" of any specified Person means (a) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person or (b) any other Person who is a director or officer of (i) such specified Person, (ii) any Subsidiary of such specified Person or (iii) any Person described in clause (a) above. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of the covenant described under paragraph (l)(vi) only, "Affiliate" shall also mean any beneficial owner of shares representing 5% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

          "Asset Sale" means any sale, lease, transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of (a) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares) or (b) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary (other than, in the case of clauses (a) and (b) above, (i) any disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly Owned Subsidiary, (ii) any disposition effected in compliance with the first paragraph of the covenant described under paragraph (l)(viii), (iii) any Sale and Leaseback Transaction completed within 180 days following the original acquisition of the subject assets where such Sale and Leaseback Transaction represents the intended financing of Property acquired after the Issue Date and (iv) any disposition or series of related dispositions of assets having a Fair Market Value and sale price of less than $500,000).

          "Attributable Debt" in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

          "Average Life" means, as of any date of determination, with respect to any Debt or Preferred Stock, the quotient obtained by dividing (a) the sum of the product of the numbers of years (rounded to the nearest one twelfth of one year) from the date of determination to the dates of each successive scheduled principal payment of such Debt or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (b) the sum of all such payments.

          "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

          "Business Day" means each day which is not a Legal Holiday.

          "Capital Lease Obligations" means any obligation under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP; and the amount of Debt represented by such obligation shall be the capitalized amount of such obligations determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

          "Capital Stock" means, with respect to any Person, any shares or other equivalents (however designated) of corporate stock, partnership interests or any other participations, rights, warrants, options or other interests in the nature of an equity interest in such Person, including Preferred Stock, but excluding any debt security convertible or exchangeable into such equity interest.

          "Capital Stock Sale Proceeds" means the aggregate cash proceeds received by the Company from the issuance or sale (other than to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any of its Subsidiaries for the benefit of their employees) by the Company of any class of its Parity Stock and Junior Stock (other than Disqualified Stock) after the Issue Date, net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

          "Change of Control" means the occurrence of any of the following events:

          (a) prior to the first Public Equity Offering, the Permitted Holders cease to be the "beneficial owners" (as defined in Rule 13d-3 under the Exchange Act, except that a Person will be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of a majority of the voting power of the Voting Stock of the Company, whether as a result of the issuance of securities of the Company, any merger, consolidation, liquidation or dissolution of the Company, any direct or indirect transfer of securities by the Permitted Holders or otherwise (for purposes of this clause (a), the Permitted Holders will be deemed to beneficially own any Voting Stock of a corporation (the "specified corporation") held by any other corporation (the "parent corporation") so long as the Permitted Holders beneficially own, directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of such parent corporation); or

          (b) after the first Public Equity Offering, any "Person" or "group" (as such terms are used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, other than any one or more of the Permitted Holders, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, except that a Person will be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 35% or more of the voting power of the Voting Stock of the Company; provided, however, that the Permitted Holders are the "beneficial
              --------  -------
     owners" (as defined in Rule 13d-3 under the Exchange Act, except that a Person will be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, in the aggregate of a lesser percentage of the total voting power of all classes of the Voting Stock of the Company than such other Person or group (for purposes of this clause (b), such Person or group shall be deemed to beneficially own any Voting Stock of a specified corporation held by a parent corporation so long as such Person or group beneficially owns, directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of such parent corporation); or

          (c) the sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all the assets of the Company and the Restricted Subsidiaries, considered as a whole (other than a disposition of such assets as an entirety or virtually as an entirety to a Wholly Owned Subsidiary or one or more Permitted Holders) shall have occurred, or the Company merges, consolidates or amalgamates with or into any other Person (other than one or more Permitted Holders) or any other Person (other than one or more Permitted Holders) merges, consolidates or amalgamates with or into the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is reclassified into or exchanged for cash, securities or other Property, other than any such transaction where (i) the outstanding Voting Stock of the Company is reclassified into or exchanged for Voting Stock of the surviving corporation and (ii) the holders of the Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the surviving corporation immediately after such transaction and in substantially the same proportion as before the transaction; or

          (d) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election or appointment by such Board or whose nomination for election by the shareholders of the Company was approved by a vote of 66% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board of Directors then in office; or

          (e) the shareholders of the Company shall have approved any plan of liquidation or dissolution of the Company.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Company Exchange Debentures" means the 11 1/2% Subordinated Exchange Debentures due 2010 of the Company, issuable upon redemption of the Company Preferred Stock.

          "Company Exchange Indenture" means the Exchange Indenture dated as of April 7, 1998 between the Company and the United States Trust Company of New York, as Trustee, governing the Company Exchange Debentures.

          "Consolidated Interest Coverage Ratio" means, as of any date of determination, the ratio of (a) the aggregate amount of EBITDA for the most recent four consecutive fiscal quarters ending at least 45 days prior to such determination date to (b) Consolidated Interest Expense for such four fiscal quarters; provided, however, that (i) if the Company or any Restricted
          --------  -------
Subsidiary has Incurred any Debt since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio is an Incurrence of Debt, or both, Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Debt as if such Debt had been Incurred on the first day of such period and the discharge of any other Debt repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Debt as if such discharge had occurred on the first day of such period, (ii) if since the beginning of such period the Company or any Restricted Subsidiary shall have repaid, repurchased, legally defeased or otherwise discharged any Debt with Capital Stock Sale Proceeds, Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such discharge as if such discharge had occurred on the first day of such period, (iii) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Sale or if the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio is an Asset Sale, or both, EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the Property which is the subject of such Asset Sale for such period, or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for such period, in either case as if such Asset Sale had occurred on the first day of such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Debt of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Sale, as if such Asset Sale had occurred on the first day of such period (or, if the Capital Stock of any Restricted Subsidiary is sold, by an amount equal to the Consolidated Interest Expense for such period directly attributable to the Debt of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Debt after such sale), (iv) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of Property, including any acquisition of Property occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Debt) as if such Investment or acquisition occurred on the first day of such period and (v) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Sale, Investment or acquisition of Property that would have required an adjustment pursuant to clause (iii) or (iv) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Sale, Investment or acquisition occurred on the first day of such period. For purposes of this definition, pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company and as further contemplated by the definition of the term "pro forma". If any Debt bears a floating rate of interest and is being given pro forma effect, the interest expense on such Debt shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Debt if such Interest Rate Agreement has a remaining term in excess of 12 months).

          "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent Incurred by the Company or its Restricted Subsidiaries, (a) interest expense attributable to capital leases, (b) amortization of debt discount and debt issuance cost, including commitment fees, other than with respect to Debt Incurred in connection with the Recapitalization, (c) capitalized interest, (d) non-cash interest expenses, (e) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (f) net costs associated with Hedging Obligations (including amortization of fees), (g) Disqualified Dividends other than Disqualified Dividends paid with shares of Parity Stock or Junior Stock of the Company which is not Disqualified Stock, (h) Preferred Stock dividends in respect of all Preferred Stock of Restricted Subsidiaries held by Persons other than the Company or a Wholly Owned Subsidiary, (i) interest Incurred in connection with Investments in discontinued operations, (j) interest accruing on any Debt of any other Person to the extent such Debt is Guaranteed by the Company or any Restricted Subsidiary and (k) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Debt Incurred by such plan or trust.

          "Consolidated Net Income" means, for any period, the net income (loss) of the Company and its consolidated Subsidiaries; provided, however, that there
                                                  --------  -------
shall not be included in such Consolidated Net Income (a) any net income (loss) of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that (i) subject to the exclusion contained in clause (d) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (c) below) and (ii) the Company's equity in a net loss of any such Person other than an Unrestricted Subsidiary for such period shall be included in determining such Consolidated Net Income, (b) for the purposes of paragraph (l)(iii) only, any net income (loss) of any Person acquired by the Company or any of its consolidated Subsidiaries in a pooling of interests transaction for any period prior to the date of such acquisition, (c) any net income (but not loss) of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions, directly or indirectly, to the Company, except that subject to the exclusion contained in clause (d) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to another Restricted Subsidiary, to the limitation contained in this clause), (d) any gain (or, for purposes of paragraphs (l)(ii) and (l)(viii) only, loss) realized upon the sale or other disposition of any Property of the Company or any of its consolidated Subsidiaries (including pursuant to any Sale and Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business, provided,
                                                                      --------
that any tax benefit or tax liability resulting therefrom shall be excluded in such Consolidated Net Income, (e) any extraordinary gain or loss, provided, that
                                                                  --------
any tax benefit or tax liability resulting therefrom shall be excluded in such Consolidated Net Income, (f) the cumulative effect of a change in accounting principles and (g) (i) any non-cash compensation expense realized for grants of performance shares, stock options or other stock awards to officers, directors and employees of the Company or any Restricted Subsidiary or (ii) compensation expense realized with respect to periods prior to Issue Date in respect of payments under the Company's 1994 Amended and Restated Equity Participation Plan or compensation expense, to the extent accrued in 1998, related to contingent payments to existing managers of the Company pursuant to the Merger Agreement in an aggregate amount not in excess of $2.4 million. Notwithstanding the foregoing, for the purposes of paragraph (l)(iii) only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clause (c)(iv) thereof.

          "Credit Facility" means, with respect to the Company or any Restricted Subsidiary, one or more debt or commercial paper facilities with banks or other institutional lenders (including the New Credit Facility) providing for revolving credit loans, term loans, receivables or inventory financing (including through the sale of receivables or inventory to such lenders or to special purpose, bankruptcy remote entities formed to borrow from such lenders against such receivables or inventory) or trade letters of credit, in each case together with any amendments, supplements, modifications (including by any extension of the maturity thereof), refinancings or replacements thereof by a lender or syndicate of lenders in one or more successive transactions (including any such transaction that changes the amount available thereunder, replaces such agreement or document, or provides for other agents or lenders).

          "Currency Exchange Protection Agreement" means, in respect of a Person, any foreign exchange contract, currency swap agreement, currency option or other similar agreement or arrangement designed to protect such Person against fluctuations in currency exchange rates.

          "Debt" means, with respect to any Person on any date of determination (without duplication), (a) the principal of and premium (if any) in respect of
(i) debt of such Person for money borrowed and (ii) debt evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; (b) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale and Leaseback Transactions entered into by such Person; (c) all obligations of such Person issued or assumed as the deferred purchase price of Property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business); (d) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (a) through (c) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit); (e) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends); (f) all obligations of the type referred to in clauses (a) through (e) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee; (g) all obligations of the type referred to in clauses (a) through (t) of other Persons secured by any Lien on any Property of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such Property or the amount of the obligation so secured; and (h) to the extent not otherwise included in this definition, Hedging Obligations of such Person. The amount of Debt of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date; provided that the amount outstanding at any time of any Debt issued with
      --------
original issue discount is the face amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt at such time as determined in accordance with GAAP.

          "Disqualified Dividends" means, for any dividend with respect to Disqualified Stock, the quotient of the dividend divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such Disqualified Stock.

          "Disqualified Stock" means, with respect to any Person, Redeemable Stock of such Person as to which (i) the maturity, (ii) mandatory redemption or
(iii) redemption, repurchase, conversion or exchange at the option of the holder thereof occurs, or may occur, on or prior to the first anniversary of the Stated Maturity of the Company Preferred Stock; provided, however, that
                                                --------  -------
Redeemable Stock of such Person that would not otherwise be characterized as Disqualified Stock under this definition shall not constitute Disqualified Stock
(a) if such Redeemable Stock is convertible or exchangeable into Debt or Disqualified Stock solely at the option of the issuer thereof or (b) solely as a result of provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Redeemable Stock upon the occurrence of a "change of control" occurring prior to the first anniversary of the Stated Maturity of the Company Preferred Stock, if (x) such repurchase obligation may not be triggered in respect of such Redeemable Stock unless a corresponding obligation also arises with respect to the Company Preferred Stock and (y) no such repurchase or redemption is permitted to be consummated unless and until such Person shall have satisfied all repurchase or redemption obligations with respect to any required purchase offer made with respect to the Company Preferred Stock.

          "EBITDA" means, for any period, an amount equal to, for the Company and its consolidated Restricted Subsidiaries, (a) the sum of Consolidated Net Income for such period, plus the following to the extent reducing Consolidated Net Income for such period: (i) the provision for taxes based on income or profits or utilized in computing net loss, (ii) Consolidated Interest Expense,
(iii) depreciation, (iv) amortization expense and (v) any other non-cash items (other than any such non-cash item to the extent that it represents an accrual of or reserve for cash expenditures in any future period), minus (b) all non-cash items increasing Consolidated Net Income for such period (other than any such non-cash item to the extent that it will result in the receipt of cash payments in any future period). Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its shareholders.

          "Employee Notes" means promissory notes of employees of Holding, the Company or any of their Subsidiaries payable to the Company or Holding and received in connection with the substantially concurrent purchase of common stock of the Company or Holding by such employees.

          "Exchange Act" means the Securities Exchange Act of 1934.

          "Exchange Offer Registration Statement" means a registration statement of the Company on an appropriate form under the Securities Act with respect to the Registered Exchange Offer, all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "Fair Market Value" means, with respect to any Property, the price which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value will be determined, except as otherwise provided, (a) if such Property has a Fair Market Value equal to or less than $2.5 million, by any Officer of the Company or (b) if such Property has a Fair Market Value in excess of $2.5 million, by a majority of the Board of Directors and evidenced by a Board Resolution, dated within 30 days of the relevant transaction, delivered to the Transfer Agent.

          "GAAP" means United States generally accepted accounting principles as in effect on the Issue Date, including those set forth (a) in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (b) in the statements and pronouncements of the Financial Accounting Standards Board, (c) in such other statements by such other entity as approved by a significant segment of the accounting profession and (d) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

          "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee against loss in respect thereof (in whole or in part); provided, however, that the term
                                       --------  -------
"Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person Guaranteeing any obligation.

          "Hedging Obligation" of any Person means any obligation of such Person pursuant to any Interest Rate Agreement, Currency Exchange Protection Agreement or any other similar agreement or arrangement.

          "Holder" means the person in whose name a share of Company Preferred Stock is registered on the Transfer Agent's books.

          "Holding" means River Holding Corp., the corporate parent of the Company, and any successor thereto.

          "IAI" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

          "Incur" means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by merger, conversion, exchange or otherwise), extend, assume, Guarantee or become liable in respect of such Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Debt or obligation on the balance sheet of such Person (and "Incurrence" and "Incurred" shall have meanings correlative to the foregoing); provided,
                                                                  --------
however, that a change in GAAP that results in an obligation of such Person that
-------
exists at such time, and is not theretofore classified as Debt, becoming Debt shall not be deemed an Incurrence of such Debt; provided further, however, that
                                                ----------------
solely for purposes of determining compliance with paragraph (l)(ii), amortization of debt discount shall not be deemed to be the Incurrence of Debt, provided that in the case of Debt sold at a discount, the amount of such Debt
--------
Incurred shall at all times be the aggregate principal amount at Stated
Maturity.

          "Indenture" means the Indenture dated as of the Issue Date among Holding, the Company and the United States Trust Company of New York, as Trustee, governing the Notes.

          "Independent Appraiser" means an investment banking firm of national standing or any third party appraiser of national standing, provided that such
                                                            --------
firm or appraiser is not an Affiliate of the Company.

          "Industrias Hudson" means Industrias Hudson S.A. de C.V.

          "Interest Rate Agreement" means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to protect against fluctuations in interest rates.

          "Investment" by any Person means any direct or indirect loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person), advance or other extension of credit or capital contribution (by means of transfers of cash or other Property to others or payments for Property or services for the account or use of others, or otherwise) to, or Incurrence of a Guarantee of any obligation of, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by, any other Person. For purposes of paragraphs (l)(iii) and (l)(vii) and the definition of "Restricted Payment", "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such
                         --------  -------
Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to (a) the Company's "Investment" in such Subsidiary at the time of such redesignation less (b) the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation. In determining the amount of any Investment made by transfer of any Property other than cash, such Property shall be valued at its Fair Market Value at the time of such Investment.

          "Issue Date" means April 7, 1998.

          "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the City of New York and Los Angeles.

          "Lien" means, with respect to any Property of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including any Capital Lease Obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing or any Sale and Leaseback Transaction).

          "Merger Agreement" means the Amended and Restated Merger Agreement between Holding, River Acquisition Corp., the Company and shareholders of the Company dated as of March 15, 1998, as in effect on the Issue Date.

          "Mirror Preferred Stock" means the 11 1/2% Senior PIK Preferred Stock due 2010 of the Company.

          "Moody's" means Moody's Investors Service, Inc. or any successor to the rating agency business thereof.

          "Net Available Cash" from any Asset Sale or other transaction subject to paragraph (l)(iv) means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Debt or other obligations relating to the Property that is the subject of such transaction or received in any other noncash form), in each case net of (a) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such transaction, (b) all payments made on any Debt which is secured by any Property subject to such transaction, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such Property, or which must by its terms, or in order to obtain a necessary consent to such transaction, or by applicable law, be repaid out of the proceeds from such transaction, (c) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such transaction and (d) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the Property disposed in such transaction and retained by the Company or any Restricted Subsidiary after such transaction.

          "New Credit Facility" means the credit facilities made available pursuant to the Senior Secured Credit Agreement dated as of the Issue Date among the Company, Holding, the lenders party thereto, Salomon Smith Barney Inc, as Arranger, Advisor and Syndication Agent and Bankers Trust Company, as Administrative Agent.

          "Notes" means the 9 1/8% Senior Subordinated Notes due 2008 of the Company.

          "Officer" means the Chief Executive Officer, the President, the Chief Financial Officer or any Executive Vice President of the Company.

          "Officers' Certificate" means a certificate signed by two Officers of the Company, at least one of whom shall be the principal executive officer or principal financial officer of the Company, and delivered to the Transfer Agent.

          "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Transfer Agent. The counsel may be an employee of or counsel to the Company.

          "Permitted Debt" means:

          (a) Debt of the Company evidenced by the Notes and of Subsidiary Guarantors evidenced by Subsidiary Guaranties;

          (b) (i) Debt under the Credit Facility; provided that the aggregate
                                                  --------
     principal amount of all such Debt under the Credit Facility comprised of
     (A) term loans at any one time outstanding shall not exceed $40.0 million minus all principal amounts repaid in respect of such term loans and (B) revolving credit loans and obligations at any one time outstanding shall not exceed the greater of (x) $60.0 million and (y) the sum of the amounts equal to (1) 60% of the net book value of the inventory of the Company and the Restricted Subsidiaries and (2) 85% of the net book value of the accounts receivable of the Company and the Restricted Subsidiaries, in each case as of the most recent fiscal quarter ending at least 45 days prior to the date of determination and (ii) Guarantees of Debt under the Credit Facility;

          (c) Debt in respect of Capital Lease Obligations and Purchase Money Debt, provided that (i) the aggregate principal amount of such Debt does
           --------
     not exceed the Fair Market Value (on the date of the Incurrence thereof) of the Property acquired, constructed or leased (including costs of installation, taxes and delivery charges with respect to such acquisition, construction or lease) and (ii) the aggregate principal amount of all Debt Incurred and then outstanding pursuant to this clause (c) (together with all Permitted Refinancing Debt Incurred in respect of Debt previously Incurred pursuant to this clause (c) and then outstanding) does not exceed $15.0 million;

          (d) Debt of the Company owing to and held by any Wholly Owned Subsidiary and Debt of a Wholly Owned Subsidiary owing to and held by the Company or any Wholly Owned Subsidiary; provided, however, that any
                                             --------  -------
     subsequent issue or transfer of Capital Stock or other event that results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any subsequent transfer of any such Debt (except to the

     Company or a Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Debt by the issuer thereof;

          (e) Debt of a Wholly Owned Subsidiary Incurred and outstanding on or prior to the date on which such Wholly Owned Restricted Subsidiary was acquired by the Company or otherwise became a Restricted Subsidiary (other than Debt Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of transactions pursuant to which such Wholly Owned Restricted Subsidiary became a Subsidiary of the Company or was otherwise acquired by the Company); provided that at the time such Wholly Owned Restricted
                   --------
     Subsidiary was acquired by the Company or otherwise became a Restricted Subsidiary and after giving pro forma effect to the Incurrence of such Debt, the Company would have been able to Incur $1.00 of additional Debt pursuant to clause (a) of paragraph (l)(ii);

          (f) Debt under Interest Rate Agreements entered into by the Company or a Restricted Subsidiary for the purpose of limiting interest rate risk in the ordinary course of the financial management of the Company or such Restricted Subsidiary and not for speculative purposes, provided that the
                                                             --------
     obligations under such agreements are directly related to payment obligations on Debt otherwise permitted by the terms of paragraph (l)(ii);

          (g) Debt under Currency Exchange Protection Agreements entered into by the Company or a Restricted Subsidiary for the purpose of limiting currency exchange rate risks directly related to transactions entered into by the Company or such Restricted Subsidiary in the ordinary course of business and not for speculative purposes;

          (h) Debt in connection with one or more standby letters of credit or performance bonds issued for the account of the Company or any Restricted Subsidiary in the ordinary course of business or pursuant to self-insurance obligations and not in connection with the borrowing of money or the obtaining of advances;

          (i) Debt outstanding on the Issue Date not otherwise described in clauses (a) through (h) above;

          (j) Debt not otherwise described in clauses (a) through (i) above and clause (1) below in an aggregate principal amount outstanding at any one time not to exceed $15.0 million;

          (k) Permitted Refinancing Debt Incurred in respect of Debt Incurred pursuant to clause (a) of paragraph (l)(ii) and clauses (a), (c), (e) and
     (i) above, subject, in the case of clause (c) above, to the limitations set forth in the proviso thereto; and

          (l) Debt of the Company under the Company Exchange Debentures.

          "Permitted Holders" means Helen Hudson Lovaas, any member of the senior management of the Company or Holding on the Issue Date and Freeman Spogli & Co. Incorporated or any successor entity thereof controlled by the principals of Freeman Spogli & Co. Incorporated or any entity controlled by, or under common control with, Freeman Spogli & Co. Incorporated.

          "Permitted Investment" means any Investment by the Company or a Restricted Subsidiary in (a) any Restricted Subsidiary or any Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided
                                                                    --------
that the primary business of such Restricted Subsidiary is a Related Business;
(b) any Person if as a result of such Investment such Person is merged or consolidated with or into, or transfers or conveys all or substantially all its Property to, the Company or a Restricted Subsidiary; provided that such Person's
                                                     --------
primary business is a Related Business; (c) Temporary Cash Investments; (d) receivables owing to the Company or a Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms
                                       --------  -------
may include such concessionary trade terms as the Company or such Restricted Subsidiary deems reasonable under the circumstances; (e) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (f) (i) loans and advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary, as the case may be; provided that such loans and
                                                   --------
advances do not exceed $1.0 million at any one time outstanding and (ii) loans and advances to, or the receipt of Employee Notes from, employees of Holding, the Company or any of their Subsidiaries made or received in connection with the substantially concurrent purchase of common stock of the Company or Holding by such employees; provided that the aggregate principal amount of such loans,
                -------- ----
advances and notes payable shall not exceed $1.0 million at any one time outstanding; (g) stock, obligations or other securities received in settlement of debts created in the ordinary course of business and owing to the Company or a Restricted Subsidiary or in satisfaction of judgments; (h) any Person to the extent such Investment represents the non-cash portion of the consideration received in connection with a disposition of assets; and (i) Investments in Persons engaged in a Related Business not to exceed $10.0 million at any one time outstanding (it being agreed that an Investment shall cease to be outstanding to the extent of dividends, repayments of loans or advances or other transfers of Property received by the Company or any Restricted Subsidiary from such Persons, provided that such amounts do not
                                             --------
increase the amount of Restricted Payments which the Company and the Restricted Subsidiaries may make pursuant to clause (c)(iv)(A) of paragraph (l)(iii)).

          "Permitted Refinancing Debt" means any Debt that Refinances any other Debt, including any successive Refinancings, so long as (a) such Debt is in an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) not in excess of the sum of (i) the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding of the Debt being Refinanced and (ii) an amount necessary to pay any fees and expenses, including premiums and defeasance costs, related to such Refinancing, (b) the Average Life of such Debt is equal to or greater than the Average Life of the Debt being Refinanced and (c) the Stated Maturity of such Debt is no earlier than the Stated Maturity of the Debt being Refinanced; provided, however, that Permitted Refinancing Debt shall not include
            --------  -------
(x) Debt of a Subsidiary that Refinances Debt of the Company or (y) Debt of the Company or a Restricted Subsidiary that Refinances Debt of an Unrestricted Subsidiary.

          "Person" means any individual, corporation, company (including any limited liability company), partnership, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

          "Preferred Stock" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of any other class of Capital Stock issued by such Person.

          "pro forma" means, with respect to any calculation made or required to be made pursuant to the terms hereof, a calculation performed in accordance with
Article 11 of Regulation S-X promulgated under the Securities Act, as interpreted in good faith by the Board of Directors after consultation with the independent certified public accountants of the Company, or otherwise a calculation made in good faith by the Board of Directors after consultation with the independent certified public accountants of the Company, as the case may be.

          "Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other Person.

          "Public Equity Offering" means an underwritten public offering of common stock of the Company pursuant to an effective registration statement under the Securities Act.

          "Purchase Money Debt" means Debt (a) consisting of the deferred purchase price of property, conditional sale obligations, obligations under any title retention agreement, other purchase money obligations and obligations in respect of industrial revenue bonds, in each case where the maturity of such Debt does not exceed the anticipated useful life of the asset being financed, and (b) Incurred to finance the acquisition or construction by the Company or a Restricted Subsidiary of such asset, including remodeling thereof and additions and improvements thereto; provided, however, that such Debt is Incurred within
                          --------  -------
180 days after such acquisition of such asset by the Company or a Restricted Subsidiary or completion of such construction, remodeling, addition or improvement, as the case may be.

          "Redeemable Stock" means, with respect to any Person, any Capital Stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in either case at the option of the holder thereof) or otherwise (a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (b) is or may become redeemable or repurchaseable at the option of the holder thereof, in whole or in part, or (c) is convertible or exchangeable, in either case at the option of the holder thereof, for Debt or Disqualified Stock.

          "Refinance" means, in respect of any Debt, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Debt, in exchange or replacement for, such Debt. "Refinanced" and "Refinancing" shall have correlative meanings.

          "Registered Exchange Offer" means the proposed offer to the Holders to issue and deliver to such Holders, upon redemption of the Initial Company Preferred Stock a like liquidation preference of Series B Stock.

          "Registration Agreement" means the Registration Agreement, dated April 7, 1998, among the Company, Holding and Salomon Brothers Inc and BT Alex. Brown Incorporated.

          "Regulation S Company Preferred Stock" means all Initial Company Preferred Stock offered and sold outside the United States in reliance on Regulation S under the Securities Act.

          "Related Business" means any business that is related, ancillary or complementary to the businesses of the Company and the Restricted Subsidiaries on the Issue Date.

          "Restricted Payment" means (a) any dividend or distribution (whether made in cash, securities or other Property) declared or paid on or with respect to any shares of Parity Stock or Junior Stock of the Company or any Capital Stock of any Restricted Subsidiary (including any payment in connection with any merger or consolidation with or into the Company or any Restricted Subsidiary), except for any dividend or distribution which is made solely to the Company or a Restricted Subsidiary (and, if such Restricted Subsidiary is not a Wholly Owned Subsidiary, to the other shareholders of such Restricted Subsidiary on a pro rata basis or on a basis that results in the receipt by the Company or a Restricted Subsidiary of dividends or distributions of greater value than it would receive on a pro rata basis) or any dividend or distribution payable solely in shares of Junior Stock (other than Disqualified Stock) of the Company;
(b) the purchase, repurchase, redemption, acquisition or retirement for value of any Parity Stock or Junior Stock of the Company or any Affiliate of the Company (other than from the Company or any Capital Stock of any Restricted Subsidiary) or any securities exchangeable for or convertible into any such Parity Stock, Junior Stock or Capital Stock, including the exercise of any option to exchange any Parity Stock, Junior Stock or Capital Stock (other than for or into Capital Stock of the Company that is not Disqualified Stock); or (c) any Investment (other than Permitted Investments) in any Person.

          "Restricted Subsidiary" means (a) any Subsidiary of the Company unless such Subsidiary shall have been designated an Unrestricted Subsidiary as permitted or required pursuant to paragraph (l)(vii) and (b) an Unrestricted Subsidiary which is redesignated as a Restricted Subsidiary as permitted pursuant to paragraph (l)(vii).

          "Rule 144A Company Preferred Stock" means the Initial Company Preferred Stock issued in reliance on Rule 144A under the Securities Act.

          "S&P" means Standard & Poor's Ratings Service or any successor to the rating agency business thereof.

          "Sale and Leaseback Transaction" means any arrangement relating to Property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such Property to another Person and the Company or a Restricted Subsidiary leases it from such Person.

          "Securities Act" means the Securities Act of 1933.

          "Shelf Registration Statement" means a "shelf" registration statement of the Company pursuant to the provisions of the Registration Agreement which covers the Initial Company Preferred Stock and the Series B Stock on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, all amendments and supplements to such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

          "Subsidiary" means, in respect of any Person, any corporation, company, association, partnership, joint venture or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled directly or indirectly, by (a) such Person, (b) such Person and one or more Subsidiaries of such Person or (c) one or more Subsidiaries of such Person.

          "Subsidiary Guarantor" means each Subsidiary of the Company that becomes a Subsidiary Guarantor pursuant to the terms of the Notes.

          "Subsidiary Guaranty" means a Guarantee of the Notes on the terms set forth in the Indenture by a Subsidiary Guarantor of the Company's obligations with respect to the Notes.

          "Temporary Cash Investments" means any of the following: (a) Investments in U.S. Government Obligations; (b) Investments in time deposit accounts, certificates of deposit and money market deposits maturing within 90 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America or any state thereof having capital, surplus and undivided profits aggregating in excess of $500 million and whose long-term debt is rate "A-3" or "A-" or higher according to Moody's or S&P (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act)); (c) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) entered into with a bank meeting the qualifications described in clause (b) above; (d) Investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's or "A-" (or higher) according to S&P (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act)); (e) direct obligations (or certificates representing an ownership interest in such obligations) of any state of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of such state is pledged and which are not callable or redeemable at the issuer's option, provided that (i) the long-term debt of such state is rated "A-
                 --------
3" or "A-1" or higher according to Moody's or S&P (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act)) and (ii) such obligations mature within 180 days of the date of acquisition thereof; and (f) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (a) through (e) above.

          "Unrestricted Subsidiary" means (a) any Subsidiary of the Company in existence on the Issue Date that is not a Restricted Subsidiary; (b) any Subsidiary of an Unrestricted Subsidiary; and (c) any Subsidiary of the Company that is designated after the Issue Date as an Unrestricted Subsidiary as permitted or required pursuant to paragraph (l)(vii) and not thereafter redesignated as a Restricted Subsidiary as permitted pursuant thereto.

          "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of

America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

          "Voting Stock" of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

          "Wholly Owned Subsidiary" means, at any time, a Restricted Subsidiary all the Voting Stock of which (except directors' qualifying shares) is at such time owned, directly or indirectly, by the Company and its other Wholly Owned Subsidiaries.

     5. The foregoing Certificate of Determination has been duly approved by the required vote of holders of the Company's Senior PIK Preferred Stock (pursuant to the voting rights of such stock set forth in the Amended and Restated Certificate of Determination for that series). The Company has outstanding 300,000 shares of Senior PIK Preferred Stock. The vote required to approve this Certificate of Determination was more than two-thirds of the outstanding Senior PIK Preferred Stock, and the number of shares voting in favor of this Certificate of Determination equaled or exceeded the vote required.

     The undersigned each further declares under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of his own knowledge and that this certificate has been executed on April 8, 1998 in Temecula, California.



                                /s/ Richard W. Johansen
                                ------------------------------
                                Richard W. Johansen, President



                                /s/ Jay R. Ogram
                                ------------------------------
                                Jay R. Ogram, Chief Financial Officer

               AMENDED AND RESTATED CERTIFICATE OF DETERMINATION

                                      OF

                         HUDSON RESPIRATORY CARE INC.


     Richard W. Johansen and Jay R. Ogram hereby certify as follows:

     1. They are the President and Chief Financial Officer, respectively, of Hudson Respiratory Care Inc., a California corporation (the "Company").

     2. The Certificate of Determination of the Company determining the designations and powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of the Company's 11 1/2% Senior PIK Preferred Stock due 2010, $.01 par value, is amended and restated to read as follows:

     "WHEREAS, the Articles of Incorporation of the Company authorize the Board of Directors to determine the designations and powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation, the dividend rate, conversion rights, redemption price and liquidation preference, of any series of Preferred Stock, and to fix the number of shares constituting any such series, and to increase or decrease the number of shares of any such series.

     NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby establish a series of Preferred Stock as follows:

          (a) The designation of such series of Preferred Stock is the 11 1/2% Senior PIK Preferred Stock due 2010, $.01 par value, (the "Senior PIK Preferred Stock"), and the number of shares of such Senior PIK Preferred Stock is 600,000. The liquidation preference of the Senior PIK Preferred Stock shall be $100 per share (the "Liquidation Preference").

          (b) The designations and powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation, the dividend rate, conversion rights, redemption price and liquidation preference, granted to and imposed upon the Senior PIK Preferred Stock and the holders thereof (the "Holders") shall be as set forth below.

          (c)  Ranking.  The Senior PIK Preferred Stock will, with respect to
               --------
dividend rights and rights on liquidation, winding up and dissolution, rank (i) senior to common stock of the Company and to each other series of Preferred Stock established hereafter by the Board of Directors the terms of which do not expressly provide that it ranks senior to, or on a parity with, the Senior PIK Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Company (collectively referred to, together with common stock of the Company, as "Junior Stock") and (ii) on a parity with each other series of Preferred Stock established hereafter by the Board of Directors, the terms of which expressly provide that such series will rank on a parity with the Senior PIK Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution (collectively referred to as "Parity Stock").

          (d)  Dividends.  (i) Holders of the outstanding shares of Senior PIK
               ----------
Preferred Stock will be entitled to receive, when, as and if declared by the Board of Directors of the Company, out of funds legally available therefor, cumulative preferential dividends on each share of the Senior PIK Preferred Stock at a rate per annum equal to 11 1/2% of the Liquidation Preference of such share, payable semi-annually in arrears (each such semi-annual period being herein called a "Dividend Period") in the manner set forth below. In addition to the dividends described in the preceding sentence, holders of outstanding shares of Senior PIK Preferred Stock will be entitled to additional dividends (the "Additional Dividends"), when, as and if declared by the Board of Directors of the Company, out of funds legally available therefor, with respect to the shares of Senior PIK Preferred Stock, which Additional Dividends shall accrue as follows if any of the following events occur (each such event in clauses (A), (B), (C), and (D) below being herein called a "Registration Default"): (A) if on or prior to June 6, 1998, neither the Exchange Offer Registration Statement nor the Shelf Registration Statement has been filed with the Securities and Exchange Commission (the "SEC"); (B) if on or prior to September 5, 1998, neither the Exchange Offer Registration Statement nor the Shelf Registration Statement has been declared effective by the SEC; (C) if on or prior to October 5, 1998, neither the Registered Exchange Offer has been consummated nor the Shelf Registration Statement has been declared effective; or (D) after either the Exchange Offer Registration Statement or the Shelf Registration Statement has been declared effective, such Registration Statement thereafter ceases to be effective or usable (in each case except as permitted below) in connection with resales of Holding Preferred Stock in accordance with and during the periods specified herein.

          Additional Dividends shall accrue on the shares of Senior PIK Preferred Stock from and including the date on which any such Registration Default shall occur, to but excluding the date on which all such Registration Defaults have been cured. Such Additional Dividends will accrue at a rate of 0.25% per annum during the 90-day period immediately following the occurrence of such Registration Default and shall increase by 0.25% per annum at the end of each subsequent 90-day period, but in no event shall the amount of such Additional Dividends exceed 1.00% per annum.

          A Registration Default referred to in clause (C) of this paragraph
(d)(i) shall be deemed not to have occurred and be continuing in relation to a Registration Statement or the related prospectus if (i) such Registration Default has occurred solely as a result of (x) the filing of a post-effective amendment to the Registration Statement to incorporate annual audited financial information with respect to Holding, where such post-effective amendment is not yet effective and needs to be declared effective to permit holders of Holding Preferred Stock to use the related prospectus or (y) other material events with respect to Holding that would need to be described in the Registration Statement or the related prospectus and (ii) in the case of clause (y), Holding proceeds promptly and in good faith to amend or supplement the Registration Statement and related prospectus to describe such events unless Holding has determined in good faith that there are material legal or commercial impediments in doing so; provided, however, that in any case if such Registration Default occurs for a
--------  -------
continuous period in excess of 45 days, Additional Dividends shall be payable in accordance with the immediately preceding paragraphs of this paragraph (d)(i) from the day such Registration Default initially occurs to but excluding the date on which such Registration Default is cured and provided, further, that not
                                                     --------  -------
more than one Registration Default shall be deemed to have occurred pursuant to clause (y) of this paragraph during any 365-day period.

          Any amounts of Additional Dividends due pursuant to clauses (A), (B),
(C) or (D) of this paragraph (d)(i) or pursuant to the proviso contained in the preceding sentence will be payable on the regular dividend payment dates with respect to the Senior PIK Preferred Stock and on the same terms and conditions and subject to the same limitations as pertain at such time for the payment of regular dividends.

The amount of Additional Dividends will be determined by multiplying the applicable Additional Dividends rate by the aggregate Liquidation Preference of the outstanding shares of Senior PIK Preferred Stock, multiplied by a fraction, the numerator of which is the number of days such Additional Dividend rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months), and the denominator of which is 360.

          All dividends on the Senior PIK Preferred Stock, including Additional Dividends, to the extent accrued, shall be cumulative, whether or not the Company has earnings or profits, whether or not there are funds legally available for the payments of such dividends and whether or not dividends are declared, on a daily basis from the Issue Date or, in the case of additional shares of Senior PIK Preferred Stock issued in payment of a dividend, from the date of issuance of such additional shares of Senior PIK Preferred Stock, and shall be payable semi-annually in arrears on each April 15 and October 15 (each, a "Dividend Payment Date"), commencing on October 15, 1998, to holders of record on the April 1 and October 1 immediately preceding the relevant Dividend Payment Date. Any dividend on the Senior PIK Preferred Stock payable pursuant to this paragraph (d)(i) on or prior to April 15, 2003 shall be, at the option of the Company, payable (1) in cash or (2) through the issuance of a number of additional shares (including fractional shares) of Senior PIK Preferred Stock (the "Additional Shares") equal to the dividend amount divided by the Liquidation Preference of such Additional Shares. With respect to dividends payable after April 15, 2003, all dividends shall be payable solely in cash.

          (ii) All dividends paid with respect to shares of the Senior PIK Preferred Stock pursuant to this paragraph (d) shall be paid pro rata to the Holders entitled thereto.

          (iii) No dividend whatsoever may be declared or paid upon, or any sum set apart for the payment of dividends upon, any outstanding share of the Senior PIK Preferred Stock with respect to any Dividend Period unless all dividends for all preceding Dividend Periods have been declared and paid or declared and, if payable in cash, a sufficient sum in cash set apart for the payment of such dividend, upon all outstanding shares of Senior PIK Preferred Stock.

          (iv) No full dividends may be declared or paid or funds set apart for the payment of dividends by the Company on any Parity Stock for any period unless full cumulative dividends in respect of each Dividend Period ending on or before such period shall have been or contemporaneously are declared and paid in full or declared and, if payable in cash, a sufficient sum in cash set apart for such payment on the Senior PIK Preferred Stock. If full dividends are not so paid, the Senior PIK Preferred Stock will share dividends pro rata with the Parity Stock.

          (v) The Company will not (A) declare, pay or set apart funds for the payment of any dividend or other distribution with respect to any Junior Stock or (B) repurchase, redeem or otherwise retire any Junior Stock or Parity Stock, nor may funds be set apart for payment with respect thereto, unless all accrued and unpaid dividends with respect to the Senior PIK Preferred Stock at the time such dividends are payable have been paid or funds have been set apart for payment of such dividends, if payable in cash. As used herein, the term "dividend" does not include dividends payable solely in shares of Junior Stock on Junior Stock.

          (vi) Dividends on account of arrears for any past Dividend Period and dividends in connection with any optional redemption or any mandatory repurchase may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date, not more than 45 days prior to the payment thereof, as may be fixed by the Board of Directors of the Company.

          (vii) Dividends payable on the Senior PIK Preferred Stock for any period other than a Dividend Period shall be computed on the basis of a 360-day year comprised of twelve 30-day months and the actual number of days elapsed in the period for which payable and will be deemed to accrue on a daily basis. Dividends payable on the Senior PIK Preferred Stock for a full Dividend Period will be computed by dividing the per annum dividend rate by two.

          (e)  Liquidation Preference.  (i)  Upon any voluntary or involuntary
               -----------------------
liquidation, dissolution or winding-up of the Company, each Holder of Senior PIK Preferred Stock will be entitled to be paid, out of the assets of the Company available for distribution to its shareholders, an amount equal to the Liquidation Preference per share of Senior PIK Preferred Stock held by such Holder, plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends (whether or not declared and including Additional Dividends, if any) thereon to the date fixed for liquidation, dissolution or winding-up (including, without duplication, an amount equal to a prorated dividend for the period from the last Dividend

Payment Date to the date fixed for liquidation, dissolution or winding up that would have been payable had the Senior PIK Preferred Stock been the subject of an Optional Redemption on such date) before any distribution is made on any Junior Stock, including, without limitation, common stock of the Company. If, upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, the amounts payable with respect to the holders of the Senior PIK Preferred Stock and all Parity Stock are not paid in full, the holders of the Senior PIK Preferred Stock and the Parity Stock will share equally and ratably (in proportion to the full liquidation preference and accumulated and unpaid dividends that would be payable on such shares of Senior PIK Preferred Stock and the Parity Stock, respectively, if all amounts payable thereon had been paid in full) in any distribution of assets of the Company to which each is entitled. After payment of the full amount of the Liquidation Preference of the outstanding shares of Senior PIK Preferred Stock (plus all accumulated and unpaid dividends), the holders of shares of Senior PIK Preferred Stock will not be entitled to any further participation in any distribution of assets of the Company.

          (ii) For the purposes of this paragraph (e), neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company nor the consolidation or merger of the Company with or into one or more other entities shall be deemed to be a liquidation, dissolution or winding-up of the Company.

          (f)  Redemption. (i) Optional Redemption. (A) Except as set forth in
               ----------      -------------------
clause (B) below, the Senior PIK Preferred Stock shall not be redeemable at the option of the Company prior to April 15, 2003. On or after April 15, 2003, each share of the Senior PIK Preferred Stock may be redeemed at any time or from time to time, in whole or in part, at the option of the Company, at the redemption prices (expressed as a percentage of the Liquidation Preference of such share) set forth below, plus, without duplication, an amount in cash equal to all accrued and unpaid dividends to the date fixed for redemption (an "Optional Redemption Date") (including, without duplication, an amount in cash equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Optional Redemption Date) (the "Optional Redemption Price"), if redeemed during the 12-month period beginning April 15 of each of the years set forth below:

          YEAR IN WHICH
          REDEMPTION OCCURS                       PERCENTAGE
          ---------------------                   -----------
          2003.................................   105.750%

          YEAR IN WHICH
          REDEMPTION OCCURS                       PERCENTAGE
          -----------------                       ----------
             ...................................
          2005..................................  103.450
          2006..................................  102.300
          2007..................................  101.150
          2008 and thereafter...................  100.000

          (B) At any time prior to April 15, 2001, the Company may redeem at its option (i) up to 50% or (ii) all but not less than all of the outstanding shares of Senior PIK Preferred Stock with the net proceeds of any Public Equity Offering by the Company at a redemption price (expressed as a percentage of the Liquidation Preference per share thereof) of 111.5% plus accumulated and unpaid dividends (including, without duplication, an amount in cash equal to a prorated dividend for any partial dividend period). Any such redemption shall be made upon consummation of such Public Equity Offering upon not less than 30 nor more than 60 days' notice.

          (C) In the event of a redemption of only a portion of the then outstanding shares of Senior PIK Preferred Stock, the Company shall effect such redemption on a pro rata basis, except that the Company may redeem all of the shares held by Holders of fewer than 100 shares (or all of the shares held by Holders who would hold less than 100 shares as a result of such redemption), as may be determined by the Company.

         (ii)  Mandatory Redemption.  Each share of the Senior PIK Preferred
               ---------------------
Stock (if not earlier redeemed or exchanged) shall be subject to mandatory redemption in whole (to the extent of lawfully available funds therefor) on April 15, 2010 (the "Mandatory Redemption Date") at a price equal to 100% of the Liquidation Preference of such share, plus an amount equal to all accrued and unpaid dividends thereon (including, without duplication, an amount equal to a prorated dividend thereon from the immediately preceding Dividend Payment Date to the Mandatory Redemption Date), if any, to the Mandatory Redemption Date (the "Mandatory Redemption Price").

         (iii) Procedure for Redemption.  (A)  On and after an Optional
               -------------------------
Redemption Date or the Mandatory Redemption Date, as the case may be (the "Redemption Date"), unless the Company defaults in the payment of the applicable redemption price, dividends will cease to accumulate on shares of Senior PIK Preferred Stock called for redemption and all rights of Holders of such shares will terminate except for the right to receive the Optional Redemption Price or the Mandatory Redemption Price, as the case may be, without interest; provided, however, that if a notice of redemption shall have been
          --------  -------
given as provided in subparagraph (iii)(B) and the funds necessary for redemption (including an amount in respect of all dividends that will accrue to the Redemption Date) shall have been segregated and irrevocably set apart by the Company, in trust for the benefit of the Holders of the shares called for redemption, then dividends shall cease to accumulate on the Redemption Date on the shares to be redeemed and, at the close of business on the day on which such funds are segregated and set apart, the Holders of the shares to be redeemed shall, with respect to the shares to be redeemed, cease to be shareholders of the Company and shall be entitled only to receive the Optional Redemption Price or the Mandatory Redemption Price, as the case may be, for such shares without interest from the Redemption Date.

          (B) In connection with any redemption pursuant to this paragraph (f), the Company will send a written notice of redemption by first class mail to each holder of record of shares of Senior PIK Preferred Stock at its registered address, not fewer than 30 days nor more than 60 days prior to the Redemption Date (the "Redemption Notice"), and notice, if mailed in the manner herein provided, shall conclusively be presumed to have been given, whether or not the Holder receives such notice; provided, however, that no failure to give such
                             --------  -------
notice nor any deficiency therein shall affect the validity of the procedure for the redemption of any shares of Senior PIK Preferred Stock to be redeemed except as to the Holder or Holders to whom the Company has failed to give said notice or except as to the Holder or Holders whose notice was defective. The Redemption Notice shall state:

          (1) whether the redemption is pursuant to paragraph (f)(i) or (f)(ii) hereof;

          (2) the Optional Redemption Price the Mandatory Redemption Price, as the case may be;

          (3) whether all or less than all the outstanding shares of Senior PIK Preferred Stock are to be redeemed and the total number of shares of Senior PIK Preferred Stock being redeemed;

          (4)  the Redemption Date;

          (5) that the Holder is to surrender to the Company, in the manner, at the place or places and at the price designated, his certificate or certificates representing the shares of Senior PIK Preferred Stock to be redeemed; and

          (6) that dividends on the shares of the Senior PIK Preferred Stock to be redeemed shall cease to accumulate on such Redemption Date unless the Company defaults in the payment of the Optional Redemption Price the Mandatory Redemption Price, as the case may be, to the Holders of the Senior PIK Preferred Stock who have duly surrendered their certificates for redemption in accordance with clause (C) below on or before the Redemption Date.

          (C) Each Holder of Senior PIK Preferred Stock shall surrender the certificate or certificates representing such shares of Senior PIK Preferred Stock to the Company, duly endorsed (or otherwise in proper form for transfer, as determined by the Company), in the manner and at the place designated in the Redemption Notice, and on the Redemption Date the full Optional Redemption Price or Mandatory Redemption Price, as the case may be, for such shares shall be payable in cash to the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired. In the event that less than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

          (g)  Voting Rights. (i) The Holders of Senior PIK Preferred Stock, in
               -------------
addition to any other voting rights required under California law, shall be entitled, subject to paragraph (g)(ii)(A), to cast a one-half vote per share on matters required or permitted to be voted upon by the shareholders of the Company, and the Senior PIK Preferred Stock shall vote together with the Company's common stock ("Common Stock") as a single class on all such matters. Further, the Holders of the Senior PIK Preferred Stock, voting as a separate class, shall have the voting rights set forth in paragraph (g)(ii).

          (ii) (A) If (1) dividends on the Senior PIK Preferred Stock are in arrears and unpaid and, in the case of dividends payable after April 15, 2003, are not paid in cash for six or more Dividend Periods (whether or not consecutive) (a "Dividend Default"); (2) the Company fails for any reason to redeem the Senior PIK Preferred Stock on April 15, 2010, or fails to otherwise discharge any redemption obligation with respect to the Senior PIK Preferred Stock; (3) the Company fails to make an offer to redeem all of the outstanding shares of Senior PIK Preferred Stock following a Change of Control (whether or not the

Company is permitted to do so by the terms of the Indenture, the New
Credit Facility or any other obligation of the Company); (4) a breach or violation of any of the provisions set forth under paragraph (l) (Certain Additional Provisions) occurs and, the breach or violation continues for a period of 30 days or more after the Company receives notice thereof specifying the default from the Holders of at least 25% of the shares of Senior PIK Preferred Stock then outstanding; or (5) the Company fails to pay at final maturity (giving effect to any applicable grace period) the principal amount of any Debt of the Company or any Subsidiary of Holding or the stated maturity of any such Debt of the Company or any Subsidiary of Holding is accelerated because of a default and the total amount of such Debt unpaid or accelerated exceeds $7.5 million, then, subject to paragraph (g)(ii)(E), the Holders of the then outstanding shares of Senior PIK Preferred Stock (together with the holders of any other series of Preferred Stock upon which like rights have been conferred and are exercisable), voting together as a class, shall have the right and power to elect two directors to the Board of Directors of the Company and the Common Stock shall have the right to elect the remaining directors; provided, that,
                                                             --------
notwithstanding the provisions of paragraph (g)(i) to the contrary, so long as a Voting Rights Triggering Event shall have occurred and be continuing, the Holders of Senior PIK Preferred Stock shall not be entitled to cast any votes per share of Senior PIK Preferred Stock with the Common Stock as a single class
in connection with such election of directors.   Each such event described in
clauses (1), (2), (3), (4) or (5) above is a "Voting Rights Triggering Event".

          (B) The voting rights set forth in paragraph (g)(ii)(A) above will continue until such time as (x) in the case of a Dividend Default, all dividends in arrears on the Senior PIK Preferred Stock are paid in full in cash and (y) in all other cases, any failure, breach or default giving rise to such Voting Rights Triggering Event is remedied or waived by the Holders of at least a majority of the shares of Senior PIK Preferred Stock then outstanding, at which time the exclusive right to elect directors shall revert to the Common Stock and the Senior PIK Preferred Stock, which shall vote together as a single class in accordance with paragraph (g)(i), subject to renewal of the voting right of the Senior PIK Preferred Stock under paragraph (g)(ii)(A) from time to time. At any time after the right to elect two directors is vested in the Senior PIK Preferred Stock, and at any time after the exclusive right to elect directors shall revert to the Common Stock and the Senior PIK Preferred Stock as contemplated by paragraph (g)(i), (i) the holders of 25% or more of the outstanding shares of Senior PIK Preferred Stock (or the holders of 25% of the shares of any other series of Preferred Stock then outstanding upon which like rights have been conferred and are exercisable) or (ii) 25% or more of the outstanding Common Stock voting rights, which shall include the one-half common vote per share to which the Senior PIK Preferred Stock is entitled under paragraph
(g)(i), respectively, have a right to call a special meeting of shareholders for the purpose of electing all of the members of the Board of Directors, such right to be exercisable by delivering a request in writing for the calling of the special meeting to the president or secretary, or to the chairman of the board or a vice-president if there be such; provided, however, that no such special
                                      --------  -------
meeting shall be called if the next annual meeting of shareholders of the Company is to be held within 60 days after the voting power to elect directors shall have become vested, in which case such meeting shall be deemed to have been called for such next annual meeting. The officer receiving the request shall forthwith cause notice to be given to the shareholders entitled to vote that a meeting will be held at a time requested by the person or persons calling the meeting, not less than 35 nor more than 60 days after the receipt of the request. If the notice is not given within 20 days after receipt of the request, the shareholders calling the meeting shall have the rights accorded to them pursuant to subdivision (c) of Section 601 of the California Corporations Code. In lieu of electing directors at a meeting of the shareholders in accordance with the foregoing, the holders of Common Stock and Senior PIK Preferred Stock (together with the holders of any other series of Preferred Stock upon which like rights have been conferred and are exercisable, if any), voting as separate classes in accordance with paragraph (g)(ii)(A), may, pursuant to Section 603 of the Corporations Code of the State of California elect such directors by unanimous written consent. Upon the election of directors by the Senior PIK Preferred Stock (together with the holders of any other series of Preferred Stock upon which like rights have been conferred and are exercisable, if any) at a meeting of shareholders (or by written consent), the terms of all persons who were directors immediately prior thereto shall terminate and the directors elected by the Senior PIK Preferred Stock (together with the holders of any other series of Preferred Stock upon which like rights have been conferred and are exercisable, if any) together with those elected at such meeting (or by written consent) by the Common Stock shall constitute the directors of the Company until the next annual meeting, unless the terms of such directors shall terminate earlier in accordance with the immediately following sentence. Upon the election of directors by the Common Stock and the Senior PIK Preferred

Stock, voting together as a single class in accordance with paragraph (g)(i), at a meeting of shareholders (or by written consent) after the exclusive right to elect directors has reverted to the Common Stock and the Senior PIK Preferred Stock, as contemplated by paragraph (g)(i), the terms of all persons who were directors immediately prior thereto shall terminate and the directors elected by the Common Stock and the Senior PIK Preferred Stock, as contemplated by paragraph (g)(i), at such meeting (or by written consent) shall constitute the directors of the Company until the next annual meeting, unless earlier removed in accordance with this paragraph (g)(ii)(B).

          (C) At any meeting held for the purposes of electing directors at which the Holders of Senior PIK Preferred Stock (together with the holders of any other series of Preferred Stock upon which like rights have been conferred and are exercisable) shall have the right, voting together as a single class, to elect directors as aforesaid, the presence in person or by proxy of the holders of at least a majority in voting power of the outstanding shares of Senior PIK Preferred Stock (and such Preferred Stock) shall be required to constitute a quorum thereof.

          (D) Any vacancy occurring in the office of a director elected by the Holders of Senior PIK Preferred Stock (and such Preferred Stock) may be filled by the remaining director elected by the Holders of Senior PIK Preferred Stock (and such Preferred Stock) unless and until such vacancy shall be filled by the Holders of Senior PIK Preferred Stock (and such Preferred Stock) at a meeting of shareholders held in accordance with paragraph (g)(ii)(B). In lieu of electing a director at a meeting of the shareholders in accordance with the foregoing, a majority of the outstanding shares of Senior PIK Preferred Stock (together with the holders of any other series of Preferred Stock upon which like rights have been conferred and are exercisable, if any), voting together as a single class, may, pursuant to Sections 305(b) and 603 of the Corporations Code of the State of California, elect such director by written consent.

          (E) In the event that an event occurs at any time which results in the holders of any Parity Stock having voting rights to elect directors to the Board of Directors, Holders of Senior PIK Preferred Stock shall, whether or not such event otherwise constitutes a Voting Rights Triggering Event pursuant to paragraph (g)(ii)(A), have the voting rights set forth in paragraphs (g)(ii)(A) and (g)(ii)(B), and such event shall be deemed (for purposes of this paragraph
(g) only) to constitute a Voting Rights Triggering

Event. In addition, in the event that during a time in which directors elected by the Holders of Senior PIK Preferred Stock pursuant to this paragraph (g)(ii) are serving on the Board of Directors ("Previously-Elected Directors") an event occurs which results in holders of Preferred Stock having voting rights to elect (voting together with the Holders of Senior PIK Preferred Stock) at least two directors to the Board of Directors, the Holders of Senior PIK Preferred Stock shall vote together, as a single class, with the holders of such Preferred Stock to elect such new directors, and upon the election of the new directors the term of office of the Previously-Elected Directors shall (unless such Previously-Elected Directors are elected as new directors) automatically terminate.

          (iii) (A) So long as any shares of Senior PIK Preferred Stock are outstanding, the Company will not authorize, create or increase the authorized amount of any class or series of Capital Stock or Preferred Stock, the terms of which expressly provide that such class or series will rank senior to the Senior PIK Preferred Stock as to dividend rights and rights upon liquidation, winding-up and dissolution of the Company (collectively referred to as "Senior Stock") or Parity Stock without the affirmative vote or consent of Holders of at least two-thirds of the shares of Senior PIK Preferred Stock then outstanding, voting or consenting, as the case may be, as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting.

          (B) So long as any shares of the Senior PIK Preferred Stock are outstanding, the Company will not amend this Certificate of Determination so as to affect adversely the specified rights, preferences, privileges or voting rights of Holders of shares of Senior PIK Preferred Stock or to authorize the issuance of any additional shares of Senior PIK Preferred Stock (except to authorize the issuance of additional shares of Senior PIK Preferred Stock to be paid as dividends on the Senior PIK Preferred Stock, for which no consent shall be necessary) without the affirmative vote or consent of Holders of at least a majority of the issued and then outstanding shares of Senior PIK Preferred Stock, voting or consenting, as the case may be, as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting; provided that this paragraph shall not prohibit the merger of the
         --------
Company and a Wholly Owned Subsidiary of Holding or the Company incorporated in another state of the United States solely for the purpose of reincorporating the Company to the extent that the surviving corporation issues to Holding shares of a series of Preferred Stock having an aggregate liquidation preference equal to the Liquidation Preference of the Senior PIK Preferred Stock outstanding immediately prior to such merger and terms and provisions substantially similar to those of the Senior PIK Preferred Stock.

          (C) Except as required under California law or as set forth in paragraph (g)(iii)(A) or (B) above, (x) the creation, authorization or issuance of any shares of any Junior Stock, Parity Stock or Senior Stock, including the designation of a series thereof within the existing class of Senior PIK Preferred Stock, or (y) the increase or decrease in the amount of authorized Capital Stock of any class, including any Senior PIK Preferred Stock, shall not require the consent of Holders of Senior PIK Preferred Stock and shall not be deemed to affect adversely the rights, preferences, privileges or voting rights of shares of Senior PIK Preferred Stock.

         (iv) In any case in which the Holders of Senior PIK Preferred Stock shall be entitled to vote pursuant to paragraph (g)(ii) or pursuant to law, each Holder of Senior PIK Preferred Stock entitled to vote with respect to such matters shall be entitled to one vote for each share of Senior PIK Preferred Stock held.

          (h)  Redemption at the Option of Holders Upon a Change of Control. (i)
               -------------------------------------------------------------
Upon the occurrence of a Change of Control (the date of such occurrence being the "Change of Control Date"), each Holder of Senior PIK Preferred Stock shall have the right to require the Company to redeem all or any part of such Holder's Senior PIK Preferred Stock pursuant to the offer described in paragraph (h)(ii) below (the "Change of Control Offer") at a cash redemption price (the "Change of Control Redemption Price") equal to 101% of the Liquidation Preference thereof, plus payment in cash of accrued and unpaid dividends thereon, if any, to the redemption date (including an amount in cash equal to a prorated dividend for any partial dividend period).

          (ii) Within 30 days following the date on which the Company knows or reasonably should have known a Change of Control has occurred, the Company shall
(a) cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States and (b) send, by first-class mail to each Holder of Senior PIK Preferred Stock, at such Holder's address appearing in the security register, a notice stating:
(A) that a Change of Control has occurred and a Change of Control Offer is being made pursuant to this paragraph (h) and that all Senior PIK Preferred Stock timely tendered will be accepted for payment; (B) the Change of

Control Redemption Price and the purchase date (the "Change of Control Redemption Date"), which shall be, subject to any contrary requirements of applicable law, a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed; (C) the circumstances and relevant facts regarding the Change of Control (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to the Change of Control); (D) that any shares of Senior PIK Preferred Stock not tendered will continue to accrue dividends; (E) that, unless the Company defaults in making payment therefor, any share of Senior PIK Preferred Stock accepted for payment pursuant to the Change of Control Offer shall cease to accrue dividends after the Change of Control Redemption Date; (F) that Holders electing to have any shares of Senior PIK Preferred Stock redeemed pursuant to a Change of Control Offer will be required to surrender stock certificates representing such shares of Senior PIK Preferred Stock, properly endorsed for transfer, together with such other customary documents as the Company may reasonably request to the Company at the address specified in the notice prior to the close of business on the Business Day prior to the Change of Control Redemption Date; (G) that Holders will be entitled to withdraw their election if the Company receives, not later than five Business Days prior to the Change of Control Redemption Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the number of shares of Senior PIK Preferred Stock the Holder delivered for redemption and a statement that such Holder is withdrawing his election to have such shares of Senior PIK Preferred Stock redemption; and (H) that Holders whose shares of Senior PIK Preferred Stock are redeemed only in part will be issued a new certificate representing the unredeemed shares of Senior PIK Preferred Stock.

          (iii) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the redemption of Senior PIK Preferred Stock pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Certificate of Determination, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Certificate of Determination by virtue of such compliance.

          (iv) On the Change of Control Redemption Date the Company shall (A) accept for payment the shares of Senior PIK Preferred Stock validly tendered pursuant to the Change of Control Offer, (B) pay to the Holders of shares so accepted the redemption price therefor in cash and (C) cancel each surrendered certificate and retire the shares represented thereby. Unless the Company defaults in the payment for the shares of Senior PIK Preferred Stock duly tendered pursuant to the Change of Control Offer, dividends will cease to accrue with respect to the shares of Senior PIK Preferred Stock tendered and all rights of Holders of such tendered shares will terminate, except for the right to receive payment therefor, on the Change of Control Redemption Date.

          (v) To accept the Change of Control Offer, the Holder of a share of Senior PIK Preferred Stock shall deliver, on or before the 10th day prior to the Change of Control Redemption Date, written notice to the Company (or an agent designated by the Company for such purpose) of such Holder's acceptance, together with certificates evidencing the shares of Senior PIK Preferred Stock with respect to which the Change of Control Offer is being accepted, duly endorsed for transfer.

          (i)  Conversion or Exchange.  The Holders of shares of Senior PIK
               ----------------------
Preferred Stock shall not have any rights hereunder to convert such shares into or exchange such shares for shares of any other class or classes or of any other series of any class or classes of Capital Stock of the Company.

          (j)  Reissuance of Senior PIK Preferred Stock. Shares of Senior PIK
               -----------------------------------------
Preferred Stock that have been issued and reacquired in any manner, including shares purchased or redeemed or exchanged, shall not be reissued as shares of Senior PIK Preferred Stock and shall (upon compliance with any applicable provisions of the laws of California) have the status of authorized and unissued shares of Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of Preferred Stock; provided, however, that so
                                                   --------  -------
long as any shares of Senior PIK Preferred Stock are outstanding, any issuance of such shares must be in compliance with the terms hereof.

          (k)  Business Day.  If any payment, redemption or exchange shall be
               -------------
required by the terms hereof to be made on a day that is not a Business Day, such payment, redemption or exchange shall be made on the immediately succeeding Business Day.

          (l)  Certain Additional Provisions.  The sole remedy to Holders of
               -----------------------------
Senior PIK Preferred Stock in the event of the Company's failure to comply with any of the following covenants, and the sole consequence of any such failure, shall be the voting rights described in paragraph (g)(ii).

               (i)   Limitation on Debt. The Company shall not, and shall not
                     ------------------
permit any Restricted Subsidiary to, Incur, directly or indirectly, any Debt unless, after giving pro forma effect to the application of the proceeds thereof, either (a) after giving effect to the Incurrence of such Debt and the application of the proceeds thereof, the Consolidated Interest Coverage Ratio would be greater than 1.75 to 1.00 if such Debt is Incurred from the Issue Date through April 15, 2000, and 2.00 to 1.00 if such Debt is Incurred thereafter or
(b) such Debt is Permitted Debt.

               (ii)  Limitation on Restricted Payments. The Company shall not
                     ---------------------------------
make, and shall not permit any Restricted Subsidiary to make, directly or indirectly, any Restricted Payment if at the time of, and after giving pro forma effect to, such proposed Restricted Payment,

               (a) a Voting Rights Triggering Event shall have occurred and be continuing,

               (b) the Company could not Incur at least $1.00 of additional Debt pursuant to clause (a) of paragraph (l)(i) above or

               (c) the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made since the Issue Date (the amount of any Restricted Payment, if made other than in cash, to be based upon Fair Market Value) would exceed an amount equal to the sum of:

               (i) 50% of the aggregate amount of Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter during which the Issue Date occurs to the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment (or if the aggregate amount of Consolidated Net Income for such period shall be a deficit, minus 100% of such deficit),

               (ii)  Capital Stock Sale Proceeds,

               (iii) the amount by which Debt of the Company Incurred after the Issue Date is reduced on Holding's balance sheet upon the conversion or exchange (other than by the Company or a Subsidiary of the Company) subsequent to the Issue Date of any Debt for Preferred Stock or Junior Stock (other than Disqualified Stock) of the Company (less the amount of any cash or other Property distributed by the Company or any Restricted Subsidiary upon such conversion or exchange), and

               (iv) an amount equal to the sum of (A) the net reduction in Investments in any Person other than the Company or a Restricted Subsidiary resulting from dividends, repayments of loans or advances or other transfers of Property, in each case to the Company or any Restricted Subsidiary from such Person, to the extent such dividends, repayments or transfers do not increase the amount of Permitted Investments permitted to be made pursuant to clause (i) of the definition thereof and (B) the portion (proportionate to the Company's equity interest in such Unrestricted Subsidiary) of the Fair Market Value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the
          --------  -------
          case of any Person, the amount of Investments previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person, and

               (v)     $7.5 million.

     Notwithstanding the foregoing limitation, the Company may:

          (a) pay dividends on its Capital Stock within 60 days of the declaration thereof if, on said declaration date, such dividends could have been paid in compliance with this covenant; provided, however, that at the
                                                 --------  -------
     time of such payment of such dividend, no other Voting Rights Triggering Event shall have occurred and be continuing (or result therefrom); provided
                                                                        --------
     further, however, that such dividend shall be included in the calculation
     -------  -------
     of the amount of Restricted Payments;

          (b) purchase, repurchase, redeem, legally defease, acquire or retire for value Capital Stock of the Company in exchange for, or in an amount not in excess of the proceeds of the substantially concurrent sale of, Parity Stock or Junior Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any of its Subsidiaries for the benefit of their employees); provided, however,
                                                              --------  -------
     that (i) such purchase, repurchase, redemption, legal defeasance, acquisition or retirement shall be excluded in the calculation of the amount of Restricted Payments and (ii) the Capital Stock Sale Proceeds from such exchange or sale shall be excluded from the calculation pursuant to clause (c)(ii) above;

          (c) purchase, repurchase, redeem, legally defease, acquire or retire for value shares of, or options to purchase shares of, common stock of the Company or Holding from employees or former employees of the Company, Holding or any of their Subsidiaries (or their estates or beneficiaries thereof) upon death, disability, retirement or termination pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors or the Company, as the case may be, under which such individuals purchase or sell, or are granted the option to purchase or sell, shares of such common stock (or pay dividends or make loans to Holding for such purpose); provided, however,
                                                           --------  -------
     that (i) the aggregate amount of such purchases, repurchases, redemptions, defeasances, acquisitions or retirements shall not exceed $1.0 million in any year or $5.0 million during the term of the Holding Preferred Stock, except that (x) such amounts shall be increased by the aggregate net amount of cash received by Holding or the Company after the Issue Date from the sale of such shares to, or the exercise of options to purchase such shares by, employees of the Company, Holding or any of their Subsidiaries and (y) Holding or the Company may forgive or return Employee Notes without regard to the limitation set forth in clause (c)(i) above and such forgiveness or return shall not be treated as a Restricted Payment for purposes of determining compliance with such clause (c)(i) and (ii) such purchases, repurchases, defeasances, acquisitions or retirements (but not forgiveness or return of Employee Notes) shall be included in the calculation of the amount of Restricted Payments; and

          (d) make payments to Helen Hudson Lovaas pursuant to the Merger Agreement in an aggregate amount not to exceed $1.1 million in any fiscal year or $3.3 million in the aggregate (plus, in each case, interest due on the unpaid portion of such required payments in accordance with the Merger Agreement); provided, however, that such payments shall be excluded in the
                 --------  -------
     calculation of the amount of Restricted Payments.

          (iii)  Limitation on Issuance or Sale of Capital Stock of Restricted
                 -------------------------------------------------------------
Subsidiaries.  The Company shall not (a) sell, pledge, hypothecate or otherwise
-------------
dispose of any shares of Capital Stock of a Restricted Subsidiary or (b) permit any Restricted Subsidiary to, directly or indirectly, issue or sell or otherwise dispose of any shares of its Capital Stock, other than (i) directors' qualifying shares, (ii) to the Company or a Wholly Owned Subsidiary or (iii) the disposition of 100% of the Capital Stock of a Restricted Subsidiary; provided
                                                                     --------
that (x) the Company receives consideration at the time of such disposition at least equal to the Fair Market Value of such Restricted Subsidiary, (y) at least 75% of the consideration paid to the Company in connection with such disposition is in the form of cash or cash equivalents or the assumption by the purchaser of liabilities of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Senior PIK Preferred Stock) as a result of which the Company and the Restricted Subsidiaries are no longer obligated with respect to such liabilities, and (z) the Net Available Cash received by the Company from such disposition is applied within twelve months from the date of the receipt of such Net Available Cash to prepay, repay, legally defease or purchase Debt of the Company or any Restricted Subsidiary (excluding, in any such case, Disqualified Stock and Debt owed to the Company or an Affiliate of the Company) or to reinvest in Additional Assets (including by means of an Investment in Additional Assets by the Company or a Restricted Subsidiary with Net Available Cash received by the Company).

          (iv)   Limitation on Restrictions on Distributions from Restricted
                 -----------------------------------------------------------
Subsidiaries.  The Company shall not, and shall not permit any Restricted
-------------
Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist any consensual restriction on the right of any Restricted Subsidiary to
(a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock, or pay any Debt or other obligation owed, to the Company or any other Restricted Subsidiary (except, with respect to restrictions on dividends of non-cash Property, as permitted pursuant to clause
(ii) of the next sentence),

(b) make any loans or advances to the Company or any other Restricted Subsidiary or (c) transfer any of its Property to the Company or any other Restricted Subsidiary. The foregoing limitations will not apply (i) with respect to clauses
(a), (b) and (c), to restrictions (A) in effect on the Issue Date, (B) pursuant to the Credit Facility, (C) relating to Debt of a Restricted Subsidiary and existing at the time it became a Restricted Subsidiary if such restriction was not created in connection with or in anticipation of the transaction or series of transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company or (D) which result from the Refinancing of Debt Incurred pursuant to an agreement referred to in clause
(i)(A) or (C) above or in clause (ii)(A) or (B) below, provided such restriction
                                                       --------
is no less favorable to the Holders of the Senior PIK Preferred Stock than those under the agreement evidencing the Debt so Refinanced, and (ii) with respect to clause (c) only, to restrictions (A) encumbering Property at the time such Property was acquired by the Company or any Restricted Subsidiary, so long as such restriction relates solely to the Property so acquired and was not created in connection with or in anticipation of such acquisition, (B) resulting from customary provisions restricting subletting or assignment of leases or customary provisions in other agreements that restrict assignment of such agreements or rights thereunder or (C) customary restrictions contained in asset sale agreements limiting the transfer of such Property pending the closing of such sale.

          (v)  Limitation on Transactions with Affiliates. The Company shall
               -------------------------------------------
not, and shall not permit any Restricted Subsidiary to, directly or indirectly, conduct any business or enter into or suffer to exist any transaction or series of transactions (including the purchase, sale, transfer, assignment, lease, conveyance or exchange of any Property or the rendering of any service) with, or for the benefit of, any Affiliate of the Company (an "Affiliate Transaction"), unless (a) the terms of such Affiliate Transaction are (i) set forth in writing,
(ii) in the interest of the Company or such Restricted Subsidiary, as the case may be, and (iii) no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable arm's-length transaction with a Person that is not an Affiliate of the Company, (b) if such Affiliate Transaction involves aggregate payments or value in excess of $2.5 million, the Board of Directors of the Company (including a majority of the disinterested members of such Board of Directors, if any) approves such Affiliate Transaction and, in its good faith judgment, believes that such Affiliate Transaction complies with clauses (a)(ii) and (iii) of this paragraph and (c) if such Affiliate Transaction involves aggregate payments or value in excess of $5.0 million, the Company obtains a written opinion from an Independent Appraiser to the effect that the consideration to be paid or received in connection with such Affiliate Transaction is fair, from a financial point of view, to the Company or such Restricted Subsidiary, as the case may be.

          Notwithstanding the foregoing limitation, the Company or any Restricted Subsidiary may enter into or suffer to exist the following:

          (i) any transaction or series of transactions between the Company and one or more Restricted Subsidiaries or between two or more Restricted Subsidiaries in the ordinary course of business; provided that no more than
                                                      --------
     5% of the total voting power of the Voting Stock (on a fully diluted basis) of any such Restricted Subsidiary is owned by an Affiliate of the Company (other than a Restricted Subsidiary);

          (ii) any Restricted Payment permitted to be made pursuant to paragraph (l)(ii) above;

          (iii) the payment of compensation (including amounts paid pursuant to employee benefit plans) for the personal services of officers, directors and employees of the Company or any of the Restricted Subsidiaries, so long as the Board of Directors in good faith shall have approved the terms thereof and deemed the services theretofore or thereafter to be performed for such compensation to be fair consideration therefor;

          (iv) loans and advances to employees made in the ordinary course of business and consistent with the past practices of the Company or any Restricted Subsidiary, as the case may be; provided that such loans and
                                                --------
     advances do not exceed $1.0 million in the aggregate at any one time outstanding;

          (v) the payment of fees and expenses in connection with the Recapitalization pursuant to written agreements in effect on the Issue Date;

          (vi)  the sale of common stock of the Company for cash; provided, that
                                                                  --------
     the Company may receive Employee Notes in an aggregate principal amount not in excess of $1.0 million at any one time outstanding; and

          (vii) a proportionate split of, or a common stock dividend payable on, the common stock of the Company.

               (vi)  Designation of Restricted and Unrestricted Subsidiaries.
                     -------------------------------------------------------
The Board of Directors may designate any Subsidiary of the Company (other than any Subsidiary of the Company designated as a Restricted Subsidiary under the Indenture governing the Notes) to be an Unrestricted Subsidiary if (a) the Subsidiary to be so designated does not own any Capital Stock or Debt of, or own or hold any Lien on any Property of, the Company or any other Restricted Subsidiary, (b) the Subsidiary to be so designated is not obligated under any Debt, Lien or other obligation that, if in default, would result (with the passage of time or notice or otherwise) in a default on any Debt of the Company or of any Restricted Subsidiary and (c) either (i) the Subsidiary to be so designated has total assets of $1,000 or less or (ii) such designation is effective immediately upon such entity becoming a Subsidiary of the Company. Unless so designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of the Company will be classified as a Restricted Subsidiary; provided, however, that such Subsidiary shall not be designated a Restricted
--------  -------
Subsidiary and shall be automatically classified as an Unrestricted Subsidiary if the requirement set forth in the immediately following paragraph will not be satisfied after giving pro forma effect to such classification. Except as provided in the first sentence of this paragraph, no Restricted Subsidiary may be redesignated as an Unrestricted Subsidiary.

          The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary if, immediately after giving pro forma effect to such designation, the Company could Incur at least $1.00 of additional Debt pursuant to clause (a) of the first paragraph of covenant (l)(i) above.

          (vii) Merger, Consolidation and Sale of Property. The Company shall
                -------------------------------------------
not merge, consolidate or amalgamate with or into any other Person (other than a merger of a Wholly Owned Subsidiary into the Company) or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its Property in any one transaction or series of transactions unless: (a) the Company shall be the surviving Person (the "Surviving Person") or the Surviving Person (if other than the Company) formed by such merger, consolidation or amalgamation or to which such sale, transfer, assignment, lease, conveyance or disposition is made shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia; (b) the Surviving Person (if other than the Company ) expressly assumes all obligations of the Company under the Senior PIK Preferred Stock and this Certificate of Determination; (c) in the case of a sale, transfer, assignment, lease, conveyance or other disposition of all or substantially all the Property of the Company, such Property shall have been transferred as an entirety or virtually as an entirety to one Person; (d) immediately before and after giving effect to such transaction or series of transactions on a pro forma basis (and treating, for purposes of this clause (d) and clauses (e) and (f) below, any Debt which becomes, or is anticipated to become, an obligation of the Surviving Person or any Restricted Subsidiary as a result of such transaction or series of transactions as having been Incurred by the Surviving Person or such Restricted Subsidiary at the time of such transaction or series of transactions), no Voting Rights Triggering Event shall have occurred and be continuing; (e) immediately after giving effect to such transaction or series of transactions on a pro forma basis, the Company or the Surviving Person, as the case may be, would be able to Incur at least $1.00 of additional Debt under clause (a) of the first paragraph of covenant (l)(i) above, determining compliance thereunder for this purpose based upon the Consolidated Interest Expense, Consolidated Net Income and EBITDA of the Company or the Surviving Person, as the case may be, and its Restricted Subsidiaries; provided, however, that this clause (e) shall not apply to a merger between the
--------  -------
Company and a Wholly Owned Subsidiary of the Company solely for the purpose of reincorporating the Company in another state of the United States so long as the total amount of Debt of the Company and its Restricted Subsidiaries is not increased as a result thereof.

          (m)  Certificates.  (i)  Form and Dating.  The Senior PIK Preferred
               -------------       ----------------
Stock shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Certificate of Determination. The Senior PIK Preferred Stock certificate may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). The terms of the Senior PIK Preferred Stock certificate set forth in Exhibit A are part of the terms of this Certificate of Determination.

          (ii) Execution.  Two Officers shall sign the certificates
               ----------
representing Senior PIK Preferred Stock for the Company by manual or facsimile signature. The Company's seal shall be impressed, affixed, imprinted or reproduced on the Senior PIK Preferred Stock and may be in facsimile form.

          If an Officer whose signature is on certificates representing Senior PIK Preferred Stock no longer holds that office, the shares of Senior PIK Preferred Stock evidenced thereby shall be valid nevertheless.

          (iii)  Legend.  Each certificate evidencing the Senior PIK Preferred
                 -------
Stock (and all Senior PIK Preferred Stock issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:

     THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN A TRANSACTION REGISTERED UNDER SUCH ACT OR PURSUANT TO AN AVAILABLE EXEMPTION THEREFROM UNDER SAID ACT OR THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

          (n)    Certain Definitions.  As used in this Certificate of
                 --------------------
Determination, the following terms shall have the following meanings (and (1) terms defined in the singular have comparable meanings when used in the plural and vice versa, (2) "including" means including without limitation, (3) "or" is not exclusive and (4) an accounting term not otherwise defined has the meaning assigned to it in accordance with United States generally accepted accounting principles as in effect on the Issue Date and all accounting calculations will be determined in accordance with such principles), unless the content otherwise requires:

          "Additional Assets" means (a) any Property (other than cash, cash equivalents and securities) to be owned by the Company or any Restricted Subsidiary and used in a Related Business; or (b) Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary from any Person other than an Affiliate of the Company; provided, however, that, in the case of clause (b),
                             --------  -------
such Restricted Subsidiary is primarily engaged in a Related Business.

          "Affiliate" of any specified Person means (a) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person or (b) any other Person who is a director or officer of (i) such specified Person, (ii) any Subsidiary of such specified Person or (iii) any Person described in clause (a) above. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of paragraph (l) (v) only, "Affiliate" shall also mean any beneficial owner of shares representing 5% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

          "Asset Sale" means any sale, lease, transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of (a) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares) or (b) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary (other than, in the case of clauses (a) and (b) above, (i) any disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly Owned Subsidiary, (ii) any disposition effected in compliance with the covenant described under paragraph (l)(vii),
(iii) any Sale and Leaseback Transaction completed within 180 days following the original acquisition of the subject assets where such Sale and Leaseback Transaction represents the intended financing of Property acquired after the Issue Date and (iv) any disposition or series of related dispositions of assets having a Fair Market Value and sale price of less than $500,000).

          "Attributable Debt" in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

          "Average Life" means, as of any date of determination, with respect to any Debt or Preferred Stock, the quotient obtained by dividing (a) the sum of the product of the numbers of years (rounded to the nearest one-twelfth of one year) from the date of determination to the dates of each successive scheduled principal payment of such Debt or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (b) the sum of all such payments.

          "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

          "Business Day" means each day which is not a Legal Holiday.

          "Capital Lease Obligations" means any obligation under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP; and the amount of Debt represented by such obligation shall be the capitalized amount of such obligations determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

          "Capital Stock" means, with respect to any Person, any shares or other equivalents (however designated) of corporate stock, partnership interests or any other participations, rights, warrants, options or other interests in the nature of an equity interest in such Person, including Preferred Stock, but excluding any debt security convertible or exchangeable into such equity interest.

          "Capital Stock Sale Proceeds" means the aggregate cash proceeds received by the Company from the issuance or sale (other than to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any of its Subsidiaries for the benefit of their employees) by the Company of any class of its Parity Stock and Junior Stock (other than Disqualified Stock) after the Issue Date, net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

          "Certificate of Determination" means this Amended and Restated Certificate of Determination, as amended from time to time.

          "Change of Control" means the occurrence of any of the following events:

          (a) prior to the first Public Equity Offering, the Permitted Holders cease to be the "beneficial owners" (as defined in Rule 13d-3 under the Exchange Act, except that a Person will be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of a majority of the voting power of the Voting Stock of Holding or the Company, whether as a result of the issuance of securities of Holding or the Company, any merger, consolidation, liquidation or dissolution of Holding or the Company, any direct or indirect transfer of securities by the Permitted Holders or otherwise (for purposes of this clause (a), the Permitted Holders will be deemed to beneficially own any Voting Stock of a corporation (the "specified corporation") held by any other corporation (the "parent corporation") so long as the Permitted Holders beneficially own, directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of such parent corporation); or

          (b) after the first Public Equity Offering, any "Person" or "group" (as such terms are used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, other than any one or more of the Permitted Holders, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, except that a Person will be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 35% or more of the voting power of the Voting Stock of Holding or the Company; provided, however, that the Permitted Holders are
                             --------  -------
     the "beneficial owners" (as defined in Rule 13d-3 under the Exchange Act, except that a Person will be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, in the aggregate of a lesser percentage of the total voting power of all classes of the Voting Stock of Holding or the Company than such other Person or group (for purposes of this clause (b), such Person or group shall be deemed to beneficially own any Voting Stock of a specified corporation held by a parent corporation so long as such Person or group beneficially owns, directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of such parent corporation); or

          (c) the sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all the assets of Holding and the Restricted Subsidiaries, considered as a whole (other than a disposition of such assets as an entirety or virtually as an entirety to a Wholly Owned Subsidiary or one or more Permitted Holders) shall have occurred, or Holding merges, consolidates or amalgamates with or into any other Person (other than one or more Permitted Holders) or any other Person (other than one or more Permitted Holders) merges, consolidates or amalgamates with or into Holding, in any such event pursuant to a transaction in which the outstanding Voting Stock of Holding is reclassified into or exchanged for cash, securities or other Property, other than any such transaction where (i) the outstanding Voting Stock of Holding is reclassified into or exchanged for Voting Stock of the surviving corporation and (ii) the Holders of the Voting Stock of Holding immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the surviving corporation immediately after such transaction and in substantially the same proportion as before the transaction; or

          (d) during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of Holding or the Board of Directors of the Company (together with any new directors whose election or appointment by the applicable board or whose nomination for election by the shareholders of Holding or the Company was approved by a vote of 66-2/3% of the applicable directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of such board then in office; or

          (e) the shareholders of Holding or the Company shall have approved any plan of liquidation or dissolution of Holding or the Company.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Company" means Hudson Respiratory Care Inc., a California corporation.

          "Company Exchange Debentures" means the 11 1/2% Subordinated Exchange Debentures due 2010 of the Company, issuable in exchange for the Holding Preferred Stock or the Senior Exchangeable Preferred Stock.

          "Consolidated Interest Coverage Ratio" means, as of any date of determination, the ratio of (a) the aggregate amount of EBITDA for the most recent four consecutive fiscal quarters ending at least 45 days prior to such determination date to (b) Consolidated Interest Expense for such four fiscal quarters; provided, however, that (i) if the Company or any Restricted
          --------  -------
Subsidiary has Incurred any Debt since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio is an Incurrence of Debt, or both, Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Debt as if such Debt had been Incurred on the first day of such period and the discharge of any other Debt repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Debt as if such discharge had occurred on the first day of such period, (ii) if since the beginning of such period the Company or any Restricted Subsidiary shall have repaid, repurchased, legally defeased or otherwise discharged any Debt with Capital Stock Sale Proceeds, Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such discharge as if such discharge had occurred on the first day of such period, (iii) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Sale or if the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio is an Asset Sale, or both, EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the Property which is the subject of such Asset Sale for such period, or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for such period, in either case as if such Asset Sale had occurred on the first day of such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Debt of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such

Asset Sale, as if such Asset Sale had occurred on the first day of such period (or, if the Capital Stock of any Restricted Subsidiary is sold, by an amount equal to the Consolidated Interest Expense for such period directly attributable to the Debt of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Debt after such sale), (iv) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of Property, including any acquisition of Property occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Debt) as if such Investment or acquisition occurred on the first day of such period and (v) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Sale, Investment or acquisition of Property that would have required an adjustment pursuant to clause (iii) or (iv) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Sale, Investment or acquisition occurred on the first day of such period. For purposes of this definition, pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company and as further contemplated by the definition of the term "pro forma". If any Debt bears a floating rate of interest and is being given pro forma effect, the interest expense on such Debt shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Debt if such Interest Rate Agreement has a remaining term in excess of 12 months).

          "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent Incurred by the Company or its Restricted Subsidiaries, (a) interest expense attributable to capital leases, (b) amortization of debt discount and debt issuance cost, including commitment fees, other than with respect to Debt Incurred in connection with the Recapitalization,

(c) capitalized interest, (d) non-cash interest expenses, (e) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (f) net costs associated with Hedging Obligations (including amortization of fees), (g) Disqualified Dividends other than Disqualified Dividends paid with shares of Parity Stock or Junior Stock of the Company which is not Disqualified Stock, (h) Preferred Stock dividends in respect of all Preferred Stock of Restricted Subsidiaries held by Persons other than the Company or a Wholly Owned Subsidiary, (i) interest Incurred in connection with Investments in discontinued operations, (j) interest accruing on any Debt of any other Person to the extent such Debt is Guaranteed by the Company or any Restricted Subsidiary and (k) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Debt Incurred by such plan or trust.

          "Consolidated Net Income" means, for any period, the net income (loss) of the Company and its consolidated Subsidiaries; provided, however, that there
                                                  --------  -------
shall not be included in such Consolidated Net Income (a) any net income (loss) of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that (i) subject to the exclusion contained in clause (d) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (c) below) and (ii) the Company's equity in a net loss of any such Person other than an Unrestricted Subsidiary for such period shall be included in determining such Consolidated Net Income, (b) for the purposes of paragraph (l)(ii) only, any net income (loss) of any Person acquired by the Company or any of its consolidated Subsidiaries in a pooling of interests transaction for any period prior to the date of such acquisition, (c) any net income (but not loss) of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions, directly or indirectly, to the Company, except that subject to the exclusion contained in clause (d) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to another Restricted Subsidiary, to the limitation contained in this clause), (d) any gain (or, for purposes of paragraphs (l)(i) and (l)(vii) only, loss) realized upon the sale or other disposition of any Property of the Company or any of its consolidated Subsidiaries (including pursuant to any Sale and Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business, provided that any tax benefit or tax liability
                             --------
resulting therefrom shall be excluded in such Consolidated Net Income, (e) any extraordinary gain or loss, provided that any tax benefit or tax liability
                            --------
resulting therefrom shall be excluded in such Consolidated Net Income, (f) the cumulative effect of a change in accounting principles and (g) (i) any non-cash compensation expense realized for grants of performance shares, stock options or other stock awards to officers, directors and employees of the Company or any Restricted Subsidiary or (ii) compensation expense realized with respect to periods prior to the Issue Date in respect of payments under the Company's 1994 Amended and Restated Equity Participation Plan or compensation expense, to the extent accrued in 1998, related to contingent payments to existing managers of the Company pursuant to the Merger Agreement in an aggregate amount not in excess of $2.4 million. Notwithstanding the foregoing, for the purposes of paragraph (l)(ii) only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clause (c)(iv) thereof.

          "Credit Facility" means, with respect to the Company or any Restricted Subsidiary, one or more debt or commercial paper facilities with banks or other institutional lenders (including the New Credit Facility) providing for revolving credit loans, term loans, receivables or inventory financing (including through the sale of receivables or inventory to such lenders or to special purpose, bankruptcy remote entities formed to borrow from such lenders against such receivables or inventory) or trade letters of credit, in each case together with any amendments, supplements, modifications (including by any extension of the maturity thereof), refinancings or replacements thereof by a lender or syndicate of lenders in one or more successive transactions (including any such transaction that changes the amount available thereunder, replaces such agreement or document, or provides for other agents or lenders).

          "Currency Exchange Protection Agreement" means, in respect of a Person, any foreign exchange contract, currency swap agreement, currency option or other similar agreement or arrangement designed to protect such Person against fluctuations in currency exchange rates.

          "Debt" means, with respect to any Person on any date of determination (without duplication), (a) the principal of and premium (if any) in respect of
(i) debt of such Person for money borrowed and (ii) debt evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; (b) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale and Leaseback Transactions entered into by such Person; (c) all obligations of such Person issued or assumed as the deferred purchase price of Property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business); (d) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (a) through (c) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit); (e) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends); (f) all obligations of the type referred to in clauses (a) through (e) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, Guarantor or otherwise, including by means of any Guarantee; (g) all obligations of the type referred to in clauses (a) through (f) of other Persons secured by any Lien on any Property of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such Property or the amount of the obligation so secured; and (h) to the extent not otherwise included in this definition, Hedging Obligations of such Person. The amount of Debt of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date; provided that the amount outstanding at any time of any Debt issued
           --------
with original issue discount is the face amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt at such time as determined in accordance with GAAP.

          "Disqualified Dividends" means, for any dividend with respect to Disqualified Stock, the quotient of the dividend divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such Disqualified Stock.

          "Disqualified Stock" means, with respect to any Person, Redeemable Stock of such Person as to which (i) the maturity, (ii) mandatory redemption or
(iii) redemption, repurchase, conversion or exchange at the option of the holder thereof occurs, or may occur, on or prior to the first anniversary of the Stated Maturity of the Senior PIK Preferred Stock; provided, however, that Redeemable
                                            --------  -------
Stock of such Person that would not otherwise be characterized as Disqualified Stock under this definition shall not constitute Disqualified Stock (a) if such Redeemable Stock is convertible or exchangeable into Debt or Disqualified Stock solely at the option of the issuer thereof or (b) solely as a result of provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Redeemable Stock upon the occurrence of a "change of control" occurring prior to the first anniversary of the Stated Maturity of the Senior PIK Preferred Stock, if (x) such repurchase obligation may not be triggered in respect of such Redeemable Stock unless a corresponding obligation also arises with respect to the Senior PIK Preferred Stock and (y) no such repurchase or redemption is permitted to be consummated unless and until such Person shall have satisfied all repurchase or redemption obligations with respect to any required purchase offer made with respect to the Senior PIK Preferred Stock.

          "EBITDA" means, for any period, an amount equal to, for the Company and its consolidated Restricted Subsidiaries, (a) the sum of Consolidated Net Income for such period, plus the following to the extent reducing Consolidated Net Income for such period: (i) the provision for taxes based on income or profits or utilized in computing net loss, (ii) Consolidated Interest Expense,
(iii) depreciation, (iv) amortization expense and (v) any other non-cash items (other than any such non-cash item to the extent that it represents an accrual of or reserve for cash expenditures in any future period), minus (b) all non-cash items increasing Consolidated Net Income for such period (other than any such non-cash item to the extent that it will result in the receipt of cash payments in any future period). Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its shareholders.

          "Employee Notes" means promissory notes of employees of Holding, the Company or any of their Subsidiaries payable to Holding or the Company and received in connection with the substantially concurrent purchase of common stock of Holding or the Company by such employees.

          "Exchange Act" means the Securities Exchange Act of 1934.

          "Exchange Offer Registration Statement" means a registration statement of Holding and, if applicable and permitted by the SEC, the Company on an appropriate form under the Securities Act with respect to the Registered Exchange Offer, all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "Exchange Securities" means the Series B Holding Preferred Stock issued in exchange for Holding Preferred Stock and, if applicable, new exchange debentures of the Company issued in exchange for the Company Exchange Debentures and new preferred stock of the Company issued in exchange for the Senior Exchangeable Preferred Stock, pursuant to the Exchange Offer Registration Statement.

          "Fair Market Value" means, with respect to any Property, the price which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value will be determined, except as otherwise provided, (a) if such Property has a Fair Market Value equal to or less than $2.5 million, by any Officer of the Company or (b) if such Property has a Fair Market Value in excess of $2.5 million, by a majority of the Board of Directors and evidenced by a board resolution, dated within 30 days of the relevant transaction.

          "GAAP" means United States generally accepted accounting principles as in effect on the Issue Date, including those set forth (a) in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (b) in the statements and pronouncements of the Financial Accounting Standards Board, (c) in such other statements by such other entity as approved by a significant segment of the accounting profession and (d) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

          "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for
--------  -------
collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person Guaranteeing any obligation.

          "Hedging Obligation" of any Person means any obligation of such Person pursuant to any Interest Rate Agreement, Currency Exchange Protection Agreement or any other similar agreement or arrangement.

          "Holder" means the Person in whose name a share of Senior PIK Preferred Stock is registered on the Company's books.

          "Holding" means River Holding Corp., a Delaware corporation.

          "Holding Preferred Stock" means the 11 1/2% Senior Exchangeable PIK Preferred Stock due 2010 of Holding, exchangeable into Company Exchange Debentures or Senior Exchangeable Preferred Stock.

          "Incur" means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by merger, conversion, exchange or otherwise), extend, assume, Guarantee or become liable in respect of such Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Debt or obligation on the balance sheet of such Person (and "Incurrence" and "Incurred" shall have meanings correlative to the foregoing); provided,
                                                                  --------
however, that a change in GAAP that results in an obligation of such Person that
-------
exists at such time, and is not theretofore classified as Debt, becoming Debt shall not be deemed an Incurrence of such Debt; provided further, however, that
                                                ----------------  -------
solely for purposes of determining compliance with paragraph (l)(i), amortization of debt discount shall not be deemed to be the Incurrence of Debt, provided that in the case of Debt sold at a discount, the amount of such Debt
--------
Incurred shall at all times be the aggregate principal amount at Stated
Maturity.

          "Indenture" means the Indenture dated as of the Issue Date among Holding, the Company and the United States Trust Company of New York, as Trustee, governing the Notes.

          "Independent Appraiser" means an investment banking firm of national standing or any third party appraiser of national standing, provided that such
                                                            --------
firm or appraiser is not an Affiliate of the Company.

          "Interest Rate Agreement" means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to protect against fluctuations in interest rates.

          "Investment" by any Person means any direct or indirect loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person), advance or other extension of credit or capital contribution (by means of transfers of cash or other Property to others or payments for Property or services for the account or use of others, or otherwise) to, or Incurrence of a Guarantee of any obligation of, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by, any other Person. For purposes of paragraphs (l)(ii) and (l)(vi) and the definition of "Restricted Payment", "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a
                                          --------  -------
redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to (a) the Company's "Investment" in such Subsidiary at the time of such redesignation less (b) the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation. In determining the amount of any Investment made by transfer of any Property other than cash, such Property shall be valued at its Fair Market Value at the time of such Investment.

          "Issue Date" means April 7, 1998.

          "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the City of New York and Los Angeles.

          "Lien" means, with respect to any Property of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including any Capital Lease Obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing or any Sale and Leaseback Transaction).

          "Merger Agreement" means the Amended and Restated Merger Agreement between Holding, River Acquisition Corp., the Company and shareholders of the Company dated as of March 15, 1998, as in effect on the Issue Date.

          "Merger" means the merger of River Acquisition Corp. with and into the Company pursuant to the Merger Agreement.

          "Moody's" means Moody's Investors Service, Inc. or any successor to the rating agency business thereof.

          "Net Available Cash" from any Asset Sale or other transaction subject to paragraph (l)(iii) means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Debt or other obligations relating to the Property that is the subject of such transaction or received in any other non-cash form), in each case net of (a) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such transaction, (b) all payments made on any Debt which is secured by any Property subject to such transaction, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such Property, or which must by its terms, or in order to obtain a necessary consent to such transaction, or by applicable law, be repaid out of the proceeds from such transaction, (c) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such transaction and (d) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the Property disposed in such transaction and retained by the Company or any Restricted Subsidiary after such transaction.

          "New Credit Facility" means the credit facilities made available pursuant to the Credit Agreement dated as of the Issue Date among the Company, Holding, the lenders party thereto, Salomon Smith Barney Inc, as Arranger, Advisor and Syndication Agent, and Bankers Trust Company, as Administrative Agent.

          "Notes" means the 91/2% Senior Subordinated Notes due 2008 of the Company.

          "Officer" means the Chief Executive Officer, the President, the Chief Financial Officer or any Executive Vice President of the Company.

          "Permitted Debt" means:(a) Debt of the Company evidenced by the Notes and of Subsidiary Guarantors evidenced by Subsidiary Guaranties; (b)(i) Debt under the Credit Facility; provided that the aggregate principal amount of all
                           --------
such Debt under the Credit Facility comprised of (A) term loans at any one time outstanding shall not exceed $40.0 million minus all principal amounts repaid in respect of such term loans and (B) revolving credit loans or obligations at any one time outstanding shall not exceed the greater of (x) $60.0 million and (y) the sum of the amounts equal to (1) 60% of the net book value of the inventory of the Company and the Restricted Subsidiaries and (2) 85% of the net book value of the accounts receivable of the Company and the Restricted Subsidiaries, in each case as of the most recent fiscal quarter ending at least 45 days prior to the date of determination and (ii) Guarantees of Debt under the Credit Facility;
(c) Debt in respect of Capital Lease Obligations and Purchase Money Debt; provided that (i) the aggregate principal amount of such Debt does not exceed the Fair Market Value (on the date of the Incurrence thereof) of the Property acquired, constructed or leased (including costs of installation, taxes and delivery charges with respect to such acquisition, construction or lease) and
(ii) the aggregate principal amount of all Debt Incurred and then outstanding pursuant to this clause (c) (together with all Permitted Refinancing Debt Incurred in respect of Debt previously Incurred pursuant to this clause (c) and then outstanding) does not exceed $15.0 million; (d) Debt of the Company owing to and held by any Wholly Owned Subsidiary and Debt of a Wholly Owned Subsidiary owing to and held by the Company or any Wholly Owned Subsidiary; provided,
                                                                 --------
however, that any subsequent issue or transfer of Capital Stock or other event
-------
that results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any subsequent transfer of any such Debt (except to the Company or a Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Debt by the issuer thereof; (e) Debt of a Wholly Owned Subsidiary Incurred and outstanding on or prior to the date on which such Wholly Owned Restricted Subsidiary was acquired by the Company or otherwise became a Restricted Subsidiary (other than Debt Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of transactions pursuant to which such Wholly Owned Restricted Subsidiary became a Subsidiary of the Company or was otherwise acquired by the Company); provided that at the time such Wholly Owned Restricted Subsidiary was acquired by the Company or otherwise became a Restricted Subsidiary and after giving pro forma effect to the Incurrence of such Debt, the Company would have been able to Incur $1.00 of additional Debt pursuant to clause (a) in the first paragraph of covenant (l)(i); (f) Debt under Interest Rate Agreements entered into by the Company or a Restricted Subsidiary for the purpose of limiting interest rate risk in the ordinary course of the financial management of the Company or such Restricted Subsidiary and not for speculative purposes, provided that the obligations under such agreements are directly related to payment obligations on Debt otherwise permitted by the terms of covenant (l)(i); (g) Debt under Currency Exchange Protection Agreements entered into by the Company or a Restricted Subsidiary for the purpose of limiting currency exchange rate risks directly related to transactions entered into by the Company or such Restricted Subsidiary in the ordinary course of business and not for speculative purposes; (h) Debt in connection with one or more standby letters of credit or performance bonds issued for the account of the Company or a Restricted Subsidiary in the ordinary course of business or pursuant to self-insurance obligations and not in connection with the borrowing of money or the obtaining of advances; (i) Debt outstanding on the Issue Date not otherwise described in clauses (a) through (h) above; (j) Debt not otherwise described in clauses (a) through (i) above and clause (l) below in an aggregate principal amount outstanding at any one time not to exceed $15.0 million; (k) Permitted Refinancing Debt Incurred in respect of Debt Incurred pursuant to clause (a) of the first paragraph of covenant (l)(i) and clauses (a), (c), (e) and (i) above, subject, in the case of clause (c) above, to the limitations set forth in the proviso thereto; and (l) Debt of the Company under the Company Exchange Debentures.

          "Permitted Holders" means Helen Hudson Lovaas, any member of the senior management of the Company or Holding on the Issue Date and Freeman Spogli & Co. Incorporated or any successor entity thereof controlled by the principals of Freeman Spogli & Co. Incorporated or any entity controlled by, or under common control with, Freeman Spogli & Co. Incorporated.

          "Permitted Investment" means any Investment by the Company or a Restricted Subsidiary in (a) any Restricted Subsidiary or any Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided
                                                                    --------
that the primary business of such Restricted Subsidiary is a Related Business;
(b) any Person if as a result of such Investment such Person is merged or consolidated with or into, or transfers or conveys all or substantially all its Property to, the Company or a Restricted Subsidiary; provided that such Person's
                                                     --------
primary business is a Related Business; (c) Temporary Cash Investments; (d) receivables owing to the Company or a Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such
                       --------  -------
concessionary trade terms as the Company or such Restricted Subsidiary deems reasonable under the circumstances; (e) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (f) (i) loans and advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary, as the case may be; provided that such loans and
                                           --------
advances do not exceed $1.0 million at any one time outstanding and (ii) loans and advances to, or the receipt of Employee Notes from, employees of Holding, the Company or any of their Subsidiaries made or received in connection with the substantially concurrent purchase of common stock of the Company by such employees; provided that the aggregate principal amount of such loans, advances
           --------
and notes payable shall not exceed $1.0 million at any one time outstanding; (g) stock, obligations or other securities received in settlement of debts created in the ordinary course of business and owing to the Company or a Restricted Subsidiary or in satisfaction of judgments; (h) any Person to the extent such Investment represents the non-cash portion of the consideration received in connection with a disposition of assets; and (i) Investments in Persons engaged in a Related Business not to exceed $20.0 million at any one time outstanding (it being agreed that an Investment shall cease to be outstanding to the extent of dividends, repayments of loans or advances or other transfers of Property received by the Company or any Restricted Subsidiary from such Persons, provided
                                                                        --------
that such amounts do not increase the amount of Restricted Payments which the Company and the Restricted Subsidiaries may make pursuant to clause (c)(iv)(A) of paragraph (l)(ii)).

          "Permitted Refinancing Debt" means any Debt that Refinances any other Debt, including any successive Refinancings, so long as (a) such Debt is in an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) not in excess of the sum of (i) the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding of the Debt being Refinanced and (ii) an amount necessary to pay any fees and expenses, including premiums and defeasance costs, related to such Refinancing, (b) the Average Life of such Debt is equal to or greater than the Average Life of the Debt being Refinanced and (c) the Stated Maturity of such Debt is no earlier than the Stated Maturity of the Debt being Refinanced; provided, however, that Permitted Refinancing Debt
                              --------  -------
shall not include (x) Debt of a Subsidiary that Refinances Debt of the Company or (y) Debt of the Company or a Restricted Subsidiary that Refinances Debt of an Unrestricted Subsidiary.

          "Person" means any individual, corporation, company (including any limited liability company), partnership, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

          "Preferred Stock" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of any other class of Capital Stock issued by such Person.

          "pro forma" means, with respect to any calculation made or required to be made pursuant to the terms hereof, a calculation performed in accordance with
Article 11 of Regulation S-X promulgated under the Securities Act, as interpreted in good faith by the Board of Directors after consultation with the independent certified public accountants of the Company, or otherwise a calculation made in good faith by the Board of Directors after consultation with the independent certified public accountants of the Company, as the case may be.

          "Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other Person.

          "Public Equity Offering" means an underwritten public offering of common stock of the Company pursuant to an effective registration statement under the Securities Act.

          "Purchase Money Debt" means Debt (a) consisting of the deferred purchase price of property, conditional sale obligations, obligations under any title retention agreement, other purchase money obligations and obligations in respect of industrial revenue bonds, in each case where the maturity of such Debt does not exceed the anticipated useful life of the asset being financed, and (b) Incurred to finance the acquisition or construction by the Company or a Restricted Subsidiary of such asset, including remodeling thereof and additions and improvements thereto; provided, however, that such
                                                --------  -------
Debt is Incurred within 180 days after such acquisition of such asset by the Company or a Restricted Subsidiary or completion of such construction, remodeling, addition or improvement, as the case may be.

          "Redeemable Stock" means, with respect to any Person, any Capital Stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in either case at the option of the holder thereof) or otherwise (a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (b) is or may become redeemable or repurchaseable at the option of the holder thereof, in whole or in part, or (c) is convertible or exchangeable, in either case at the option of the holder thereof, for Debt of Disqualified Stock.

          "Refinance" means, in respect of any Debt, to finance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Debt, in exchange or replacement for, such Debt. "Refinanced" and "Refinancing" shall have correlative meanings.

          "Registered Exchange Offer" means the proposed offer to the holders of Holding Preferred Stock to issue and deliver to such holders, in exchange for Holding Preferred Stock (or, if Holding Preferred Stock has been exchanged therefor, the Senior Exchangeable Preferred Stock or Company Exchange Debentures, as applicable), a like principal amount or liquidation preference of Exchange Securities.

          "Registration Agreement" means the Registration Agreement, dated as of April 7, 1998, among the Company, Holding and Salomon Brothers Inc and BT Alex. Brown Incorporated, as purchasers.

          "Related Business" means any business that is related, ancillary or complementary to the businesses of the Company and the Restricted Subsidiaries on the Issue Date.

          "Restricted Payment" means (a) any dividend or distribution (whether made in cash, securities or other Property) declared or paid on or with respect to any shares of Parity Stock or Junior Stock of the Company or any Capital Stock of any Restricted Subsidiary (including any payment in connection with any merger or consolidation with or into the Company or any Restricted Subsidiary), except for any dividend or distribution which is made solely to the Company or a Restricted Subsidiary (and, if such Restricted Subsidiary is not a Wholly Owned Subsidiary, to the other shareholders of such Restricted Subsidiary on a pro rata basis or on a basis
                                                --- ----
that results in the receipt by the Company or a Restricted Subsidiary of dividends or distributions of greater value than it would receive on a pro rata basis) or any dividend or distribution payable solely in shares of Junior Stock (other than Disqualified Stock) of the Company; (b) the purchase, repurchase, redemption, acquisition or retirement for value of any Parity Stock or Junior Stock of the Company or any Capital Stock of any Affiliate of the Company (other than from the Company or a Restricted Subsidiary) or any securities exchangeable for or convertible into any such Parity Stock, Junior Stock or Capital Stock, including the exercise of any option to exchange any such Parity Stock, Junior Stock or Capital Stock (other than for or into Capital Stock that is not Disqualified Stock); or (c) any Investment (other than Permitted Investments) in any Person.

          "Restricted Subsidiary" means (a) any Subsidiary of the Company unless such Subsidiary shall have been designated an Unrestricted Subsidiary as permitted or required pursuant to paragraph (l)(vi) and (b) an Unrestricted Subsidiary which is redesignated as a Restricted Subsidiary as permitted pursuant to paragraph (l)(vi).

          "S&P" means Standard & Poor's Ratings Service or any successor to the rating agency business thereof.

          "Sale and Leaseback Transaction" means any arrangement relating to Property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such Property to another Person and the Company or a Restricted Subsidiary leases if from such Person.

          "Securities Act" means the Securities Act of 1933.

          "Senior Exchangeable Preferred Stock" means the 11 1/2% Senior Exchangeable PIK Preferred Stock due 2010 of the Company, issuable in exchange for the Holding Preferred Stock.

          "Series B Holding Preferred Stock" means the 11 1/2% Series B Senior Exchangeable Preferred Stock Due 2010 of Holding, exchangeable for Holding Preferred Stock pursuant to the Exchange Offer Registration Statement.

          "Shelf Registration Statement" means a "shelf" registration statement of the Company and Holding pursuant to the provisions of the Registration Agreement which covers Holding Preferred Stock (or if Holding Preferred Stock has been exchanged therefor, the Senior Exchangeable Preferred Stock or Company Exchange Debentures, as applicable), and the Exchange Securities, as applicable, on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

          "Subsidiary" means, in respect of any Person, any corporation, company, association, partnership, joint venture or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled directly or indirectly, by (a) such Person, (b) such Person and one or more Subsidiaries of such Person or (c) one or more Subsidiaries of such Person.

          "Subsidiary Guarantor" means each Subsidiary of the Company that becomes a Subsidiary Guarantor pursuant to the terms of the Notes.

          "Subsidiary Guaranty" means a Guarantee of the Notes on the terms set forth in the Indenture by a Subsidiary Guarantor of the Company's obligations with respect to the Notes.

          "Temporary Cash Investments" means any of the following: (a) Investments in U.S. Government Obligations; (b) Investments in time deposit accounts, certificates of deposit and money market deposits maturing within 90 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America or any state thereof having capital surplus and undivided profits aggregating in excess of $500.0 million and whose long-term debt rate is "A-3 or "A-" or higher according to Moody's or S&P (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act)); (c) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) entered into with a bank meeting the qualifications described in clause (b) above; (d) Investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act)): (e) direct obligations (or certificates representing an ownership in such obligations) of any state of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of such state is pledged and which are not callable or redeemable at the issuer's option, provided that (i) the long-term
                                               --------
debt of such state is rated "A-3" or "A-" or higher according to Moody's or S&P (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities
Act)) and (ii) such obligations mature within 180 days of the date of acquisition thereof; and (f) investments in money market funds which invest substantially all their assets in securities of the types described in clauses
(a) through (e) above.

          "Unrestricted Subsidiary" means (a) any Subsidiary of the Company in existence on the Issue Date that is not a Restricted Subsidiary; (b) any Subsidiary of an Unrestricted Subsidiary; and (c) any Subsidiary of the Company that is designated after the Issue Date as an Unrestricted Subsidiary as permitted or required pursuant to paragraph (l)(vi) and not thereafter redesignated as a Restricted Subsidiary as permitted pursuant thereto.

          "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

          "Voting Stock" of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

          "Wholly Owned Subsidiary" means, at any time, a Restricted Subsidiary all the Voting Stock of which (except directors' qualifying shares) is at such time owned, directly or indirectly, by the Company and its other Wholly Owned Subsidiaries.

     3. The foregoing Amendment and Restatement of Certificate of Determination set forth herein has been duly approved and adopted by the Board of Directors of the Company.

     4. The foregoing Amendment and Restatement of Certificate of Determination set forth herein has been duly approved by the required vote of shareholders in accordance with Section 902 and 903 of the Corporations Code. The Company has outstanding 7,800,000 shares of Common Stock and 300,000 shares of Senior PIK Preferred Stock. The vote required to approve this amendment was more than 50% of the outstanding Common Stock and more than 50% of the outstanding Senior PIK Preferred Stock, each voting as a separate class, and the number of shares voting in favor of this amendment equaled or exceeded the vote required.

                  [remainder of page intentionally left blank]

          The undersigned each further declares under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of his own knowledge and that this certificate has been executed on April 8, 1998 in Temecula, California.


                              /s/ Richard W. Johansen
                              ___________________________________________
                              Richard W. Johansen, President


                              /s/ Jay R. Ogram
                              ___________________________________________
                              Jay R. Ogram, Chief Financial Officer

                AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                      OF
                         HUDSON RESPIRATORY CARE INC.

Richard W. Johansen and Jay R. Ogram certify that:

     1. They are the President and Secretary, respectively, of Hudson Respiratory Care Inc., a California corporation (the "CORPORATION").

     2. The Amended and Restated Articles of Incorporation of the Corporation are amended and restated to read as follows:

                                     I
                              NAME OF CORPORATION

     The name of the Corporation shall be:

                         Hudson Respiratory Care Inc.
                                     II
                                   PURPOSE

     The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                    III
                           AUTHORIZED CAPITAL STOCK

     The Corporation is authorized to issue two classes of shares of stock to be designated, respectively, "COMMON STOCK" and "PREFERRED STOCK;" the total number of such shares shall be seventeen million (17,000,000); the total number of Common Stock shall be fifteen million (15,000,000), each having a par value of one-cent ($.01); and the total number of Preferred Stock shall be two million (2,000,000), each having a par value of one-cent ($.01).

     Upon amendment and restatement of the Amended and Restated Articles of Incorporation as herein set forth, each outstanding share of Common Stock is split up and converted into two hundred and forty-five (245) shares of Common Stock.

     The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby vested with authority to fix by resolution or resolutions the designations and the powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation, the dividend rate, conversion rights, redemption price and liquidation preference, of any series of Preferred

Stock, and to fix the number of shares constituting any such series, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding). In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status which they had before the adoption of the resolution or resolutions originally fixing the number of such shares.

                                     IV
                       LIMITATION ON DIRECTOR LIABILITY

     The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

                                     V
                           INDEMNIFICATION OF AGENTS

     The Corporation is authorized to provide indemnification of its agents (as such term is defined in Section 317 of the California General Corporation Law) to the fullest extent permissible under California law.

     3. The foregoing amendment and restatement of the Amended and Restated Articles of Incorporation has been duly approved by the Board of Directors of the Corporation.

     4. The foregoing amendment and restatement of the Amended and Restated Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of the Corporation is fifty-nine thousand and fifty-six (59,056). The number of shares voting in favor of the amendment and restatement was fifty-nine thousand and fifty-six (59,056) and this number equaled or exceeded the vote required. The percentage vote required was more than 50%.

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

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date:  March 23, 1998


               /s/ Richard W. Johansen
               ----------------------------------
               Richard W. Johansen
               President


               /s/ Jay R. Ogram
               ----------------------------------
               Jay R. Ogram
               Secretary


                                                             [SEAL APPEARS HERE]

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